Exhibit 10.38

EXPONENT, INC 401(k) SAVINGS PLAN

(As Amended and Restated Effective January 1, 2014)

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page
ARTICLE XIII.	CLAIMS PROCEDURE	47
13.1	Right to File Claim	47
13.2	Denial of Claim	47
13.3	Claim Review Procedure	47
13.4	Claims Procedure for Disability Benefits from the Merged Exponent, Inc. Employee Pension Plan	47
ARTICLE XIV.	TOP-HEAVY PROVISIONS	48
14.1	Purpose	48
14.2	Definitions	48
14.3	Determination of Present Values and Amounts	49
14.4	Minimum Allocation	50
ARTICLE XV.	MISCELLANEOUS	51
15.1	Legal or Equitable Action	51
15.2	Indemnification	51
15.3	No Enlargement of Plan Rights	51
15.4	No Enlargement of Employment Rights	51
15.5	Interpretation	51
15.6	Governing Law	51
15.7	Non-Alienation of Benefits	51
15.8	No Reversion	52
15.9	Conflict	52
15.10	Severability	52
15.11	Conditional Restatement	52
APPENDIX A	GUIDELINES FOR ANNUITY FORMS OF DISTRIBUTION	1
A.1.	Definitions	1
A.2.	Qualified Joint and Survivor Annuity	1
A.3.	Qualified Preretirement Survivor Annuity	2
A.4.	Election of Optional Forms of Benefit	3
A.5.	Special Payment Date	4
A.6.	Spousal Consent	4
APPENDIX B	FORM OF BENEFIT DISTRIBUTIONS FOR PARTICIPANTS COMMENCING PARTICIPATION BEFORE JANUARY 2, 1999	1
B.1.	Automatic Form of Distribution	1
B.2.	Optional Forms of Distribution	1
APPENDIX C	MERGER OF PERFORMANCE TECHNOLOGIES, INC. SAVINGS PLAN
C.1.	Transfer of Account Balances	1
C.2.	Amount of Account Balance	1
C.3.	Investment of Account Balance	1
C.4.	Service Credit	1
C.5.	Vesting	1
C.6.	Protected Benefits	2
APPENDIX D	MERGER OF THE EXPONENT, INC. EMPLOYEE PENSION PLAN	1
D.1.	Transfer of Account Balances	1
D.2.	Amount of Account Balance	1
D.3.	Investment of Account Balance	1
D.4.	Service Credit	1
D.5.	Protected Benefits	1
D.6.	FaAA Protected Benefits	2
D.7.	In-Service Withdrawals Prohibited	2

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ARTICLE I.

INTRODUCTION

Exponent, Inc. maintains the Exponent, Inc. 401(k) Savings Plan, consisting of the following provisions, for the exclusive benefit of Participants and their Beneficiaries (and for defraying reasonable administrative expenses of the Plan). The Plan was originally established effective as of March 1, 1988 as The Failure Group, Inc. 401(k) Savings Plan, and the Plan has been subsequently renamed, and amended and restated on several occasions. The Company further amends and restates the Plan, in its entirety, effective as of January 1, 2014 (except as otherwise stated herein).

Effective as of July 1, 1999, the Performance Technologies, Incorporated Savings Plan was merged with and into the Plan. Effective as of June 30, 1994, the Exponent, Inc. Employee Pension Plan (formerly named The Failure Group, Inc. Employee Pension Plan) was merged with and into the Plan. Previously, effective as of December 30, 1994, The Failure Analysis Associates Employee Pension Plan was merged with and into the Exponent, Inc. Employee Pension Plan. In all cases, the protected benefits have been preserved, as set forth in the Appendices attached hereto, for purposes of complying with Internal Revenue Code (the “Code”) Section 411(d)(6).

The Plan is intended to be a tax-qualified profit sharing plan and related tax- exempt trust under Code Sections 401(a) and 501(a), and is intended to include a tax- qualified cash or deferred arrangement under Code Section 401(k) and Roth salary deferral contributions under Code Section 402A, and is intended to provide for the possibility that a matching contribution arrangement under Code Section 401(m) may be implemented at a later date. The Plan is also intended to provide participant-directed investment accounts in compliance with ERISA Section 404(c).

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ARTICLE II.

DEFINITIONS

Wherever used in this Plan, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context or if such term is defined differently for particular groups of Participants in one or more of the Appendices. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of the Plan, rather than such headings, shall control.

2.1Account. “Account” means a Participant’s interest in the Trust, which may consist of any or all of the following:  Salary Deferral Contributions Account, Roth Salary Deferral Contributions Account, Employer Mandatory Contributions Account, Employer Matching Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account, PTI Plan Account, Pension Plan Account, FaAA Plan Account, and such other Account(s) as the Administrator shall determine. Reference to Account herein shall include reference to any or all of the above-mentioned accounts, as applicable.

2.2Adjustment Factor. “Adjustment Factor” means the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide from time to time.

2.3Administrator. “Administrator” means, within the meaning of ERISA Section 3(16)(A), the Company, which also shall be a named fiduciary within the meaning of ERISA Section 402(a)(2).

2.4Beneficiary. “Beneficiary” means the person or entity who is entitled to receive benefits payable from the Plan on account of a Participant’s death. (For purposes of complying with certain contracts that the Company has entered into with the City of San Francisco, “Beneficiary” includes, without limitation, a domestic partner of the Participant to the extent the Participant designates such individual as his or her Beneficiary, in accordance with the Administrator’s procedures.)

2.5Board. “Board” means the Board of Directors of the Company.

2.6Break in Service. “Break in Service” means:

(a)A Plan Year during which an Employee does not complete more than five hundred (500) Hours of Service. Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an individual who is absent on account of maternity or paternity leave (as described below), or on account of an authorized leave of absence (as described in Section 8.1 or 8.2), shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service for each day of such absence.

(b)For purposes of paragraph (a) above, “maternity or paternity leave” means a period during which an Employee is absent because of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) the caring for a child by the Employee immediately after the birth or placement of the child.

2.7Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and applicable valid Regulations issued thereunder.

2.8Committee. “Committee” means the Exponent, Inc. 401(k) Savings Plan Committee which shall assist in the day-to-day administration of the Plan pursuant to Section 7.3.

2.9Company. “Company” means Exponent, Inc.

2.10Compensation. “Compensation” subject to paragraphs (a) through (c) below, means all of an Employee’s base salary or wages, including Excellence Awards, overtime, vacation pay, holiday pay, severance paid in lieu of notice, and accrued vacation pay paid as a result of termination of employment. Compensation shall also include any amount which is contributed by the Employer pursuant to a salary deferral agreement and which is not includable in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h) or 403(b). Compensation includes

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amounts that are excluded from the Employee’s taxable income by reason of Code Section 132(f)(4) relating to qualified transit benefits. Compensation shall exclude bonuses and reimbursements for moving and relocation expenses and all other forms of remuneration not specifically named herein.

(a)Compensation shall include only that compensation which is actually paid or made available to the Employee during the Plan Year.

(b)Compensation shall not include any amounts paid by the Company to an Employee or former Employee in connection with the settlement of a legal dispute with the Company, even if such amounts are characterized in the settlement agreement or similar document as amounts that would otherwise constitute “Compensation” under this Section 2.10.

(c)The annual Compensation of each Employee that is taken into account under the Plan for any Plan Year shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

(d)The determination of the amount of Compensation shall be made by the Participating Employer (or its designee) by which the Employee is employed, in accordance with the records of the Participating Employer, and shall be conclusive.

(e)Salary Deferral Contributions may be made only from amounts otherwise described in this Section 2.10 that constitute compensation within the meaning of Code Section 415(c)(3) and Treasury Regulation Section 1.415(c)(2).

Effective January 1, 2009, Compensation shall include differential wage payments within the meaning of Code Section 414(u)(12)(D) that are paid to an Employee by an Employer.

2.11Contributions. “Contributions” means Salary Deferral Contributions, Roth Salary Deferral Contributions, Employer Mandatory Contributions, Employer Matching Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions.

2.12Disability. “Disability” means the mental or physical inability of a Participant to perform his or her normal job as evidenced by the certificate of a medical examiner satisfactory to the Committee certifying that the Participant is disabled under the standards of the Company’s long-term disability plan or upon an adjudication by the Social Security Administration that the Participant is disabled within the meaning of the Social Security Act.

2.13Early Retirement. Except as may be specified in one or more of the Appendices, this Plan does not provide for an Early Retirement.

2.14Earnings. “Earnings” means (a) interest, dividends, rents, royalties, net realized and unrealized gains and losses and other income, less (b) fees, commissions, insurance premiums and other expenses.

2.15Effective Date. “Effective Date” means the original effective date of the Plan, which is March 1, 1988. The Effective Date of this Amendment and Restatement is January 1, 2014. The effective date of the Amendment and Restatement is sometimes referred to herein as the “Restatement Date.”

2.16Eligible Employees. “Eligible Employees” means all Employees of each Participating Employer, except:

(a)individuals who are classified as hourly Employees by the

Employer;

(b)individuals who are classified as Temporary Employees by the Employer. “Temporary Employees” means individuals who are employed for short-term assignments, other than Employees who are credited with one thousand (1,000) Hours of Service in the twelve (12) consecutive month period measured from the date the Employee completes his or her first Hour of Service or any Plan Year which begins after the date the Employee completes his or her first Hour of Service;

(c)Leased Employees;

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(d)Employees who are non-resident aliens (within the meaning of Code Section 770l(b)(l)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3));

(e)Employees who are covered by a collective bargaining agreement between a union and the Employer or any employers’ association under which retirement benefits were the subject of good faith bargaining, unless the agreement specifically provides for coverage of such Employees under the Plan;

(f)individuals who are classified as Consultants by the Employer, whether or not such classification is upheld upon governmental or judicial review. “Consultants” means individuals (who may also be referred to as independent contractors) who have specialized knowledge or special skills and are retained to provide advice or assistance to the Employer and who are not Employees of the Employer;

(g)individuals who are classified as Agency Workers by the Employer, whether or not such classification is upheld upon governmental or judicial review. “Agency Workers” means individuals who are employed pursuant to a written agreement with an agency or other third party for a specific job assignment or project;

(h)individuals who are classified as Interns by the Employer. “Interns” means individuals enrolled in a college and/or university, employed by the Employer and designated as Interns by the Employer. An Employee who meets the foregoing criteria shall be classified as an Intern even if he or she does not receive academic course credit from his or her college or university based upon the Intern’s term of employment;

(i)individuals who are Reclassified Employees. “Reclassified Employees” means Employees who were not initially classified by the Employer as Employees, but who were subsequently reclassified as Employees by a federal, state or local group, organization or agency, or a court;

(j)individuals who are parties to an agreement that provides that they shall not be eligible to participate in the Plan, whether or not such agreement is upheld upon governmental or judicial review; or

(k)individuals who are not on the United States payroll of the Employer.

2.17Employee. “Employee” means any person who is employed by, and designated as an employee, by the Employer, or who is a Leased Employee. If, however, Leased Employees constitute less than twenty percent (20%) of the non-highly compensated workforce (within the meaning of Code Section 414(n)(5)(C)(ii)), then the term “Employee” shall not include those Leased Employees who are covered by a money purchase pension plan providing:

(a)a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the individual’s gross income under Code Section 125, 402(e)(3), 402(h), 403(b), or 408(p);

(b)immediate participation; and

(c)full and immediate vesting.

Effective January 1, 2009, to the extent required by Code Section 414(u)(12), the term “Employee” shall include an individual receiving differential wage payments (within the meaning of Code Section 414(u)(12)(D)) from an Employer.

2.18Employer.  “Employer” means:  (a) the Company; (b) any other corporation which is a member of a controlled group of corporations (as defined under Code Section 414(b)) which includes the Company; (c) any trade or business (whether or not incorporated) which is under common control (as defined under Code Section 414(c)) with the Company; (d) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined under Code Section 414(m)) which includes the Company; and (e) any other organization or entity which is required to be aggregated with the Company pursuant to Code Section 414(o). For purposes of the calculation of Annual Additions as set forth in Section 5.4, the determination of whether any entity is an Employer shall be made in accordance with Code Section 415(h).

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2.19Employer Mandatory Contributions. “Employer Mandatory Contributions” means Employer Contributions made by a Participating Employer under this Plan in accordance with Section 4.4.

2.20Employer Matching Contributions. “Employer Matching Contributions” means Employer Contributions made by a Participating Employer under this Plan on account of Salary Deferral Contributions in accordance with Section 4.3.

2.21Employment Commencement Date. “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Employer, within the meaning of Department of Labor Regulation Section 2530.200b- 2(a).

2.22Entry Date. “Entry Date” means the first day of any Plan Year and each business day of the Company during the Plan Year.

2.23ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and applicable valid Regulations issued thereunder.

2.24Highly Compensated Employee.

(a)“Highly Compensated Employee” means, for any Plan Year, an Employee in active service who meets any of the following criteria:

(i)is, at any time during the current Plan Year or the immediately preceding Plan Year, a five percent (5%) owner (as determined under Code Section 416(i)(1)) of an Employer; or

(ii)received aggregate Section 415 Compensation for the immediately preceding Plan Year in excess of Eighty Thousand Dollars ($80,000), as adjusted by the Adjustment Factor, and is a member of the Top-Paid Group for that immediately preceding Plan Year.

(b)For purposes of this Section, the following provisions shall apply:

(i)A former Employee shall be treated as a Highly Compensated Employee if:

(A)such Employee was a Highly Compensated Employee when such Employee separated from service; or

(B)such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

(ii)The term “Top-Paid Group” means the top twenty percent (20%) of all Employees (including any Leased Employees treated as Employees) when ranked on the basis of the Section 415 Compensation paid to such Employees for the Plan Year under consideration. However, for purposes of calculating the number of Employees in the Top-Paid Group, the following Employees shall be excluded:

(A)Employees who have completed less than six (6) months of service;

(B)Employees who normally work less than seventeen and one-half (17 1/2) hours per week;

(C)Employees who normally work six (6) months or less during the Plan Year under consideration;

(D)Employees who have not attained age twenty-one (21) as of the last day of the Plan Year under consideration; and

(E)Employees who are non-resident aliens (within the meaning of Code

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Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

(c)For purposes of this Section, the Section 415 Compensation of each Employee shall be determined on an aggregate basis as if all Employers were a single employer entity paying such Section 415 Compensation. All other determinations under this Section shall be made in accordance with Code Section 414(q).

2.25Hour of Service. “Hour of Service” means:

(a)Each hour for which an Employee is directly or indirectly paid or entitled to payment of wages by an Employer for the performance of duties and for reasons other than the performance of duties; provided, however, that:

(i)no more than five hundred and one (501) Hours of Service shall be credited on account of any single continuous period during which no duties are performed; and

(ii)no Hours of Service shall be credited if payment was made or due:

(A)under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws; or

(B)solely as reimbursement for medical or medically- related expenses incurred by the Employee.

(b)An Employee on a leave of absence (pursuant to Section 8.1 or 8.2) shall be credited with Hours of Service equal to the number of regularly-scheduled working hours included in the period of such leave (subject to paragraph (a)(i)).

(c)“Hours of Service” shall, for an Employee, include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer (such Hours of Service shall be credited for the periods to which the award or agreement pertains rather than the periods in which the award, agreement, or payment is made); provided, however, Hours of Service shall not be credited under this paragraph to the extent such credit would duplicate any hours credited above.

(d)Hours of Service shall be credited for employment with any Employer, and shall be calculated in accordance with Department of Labor Regulation Sections 2530.200b-2(b) and (c).

2.26Leased Employee. “Leased Employee” means any individual who, pursuant to an agreement between the Employer and any other individual, has performed services for the Employer (or for the Employer and related individuals determined in accordance with Code Section 414(n)(6)) (“Recipient Employer”) on a substantially full- time basis for a period of at least one (1) year, and such services are performed under the primary direction of or control by the Recipient Employer.

2.27Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

2.28Normal Retirement. “Normal Retirement” means the date on which a Participant attains age fifty-nine and one-half (59 1/2).

2.29Participant. “Participant” means a current or former Eligible Employee or other individual for whom an Account is or could be maintained under the Plan.

2.30Participating Employer. “Participating Employer” means the Company and any other Employer that adopts the Plan for the benefit of its Eligible Employees pursuant to Section 12.1.

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2.31Plan. “Plan” means the Exponent, Inc. 401(k) Savings Plan, as set forth herein and in amendments from time to time made hereto.

2.32Plan Year. “Plan Year” means, effective January 1, 2002, the calendar year; that is, the twelve (12) consecutive-month period beginning with January 1 and ending each year on December 31. The Plan Year commencing December 29, 2001 shall be a short Plan Year that commences December 29, 2001 and ends on December 31, 2001.

2.33Qualified Matching Contributions. “Qualified Matching Contributions” means discretionary Participating Employer Contributions under this Plan (in accordance with Section 4.3) or any other tax-qualified plan of the Employer, which may be treated as Salary Deferral Contributions for purposes of the ADP test.

2.34Qualified Nonelective Contributions. “Qualified Nonelective Contributions” means discretionary Participating Employer Contributions under this Plan (in accordance with Section 4.4) or any other tax-qualified plan of the Employer, which may be treated as Salary Deferral Contributions for purposes of the ADP test, or as Employer Matching Contributions for purposes of the ACP test,.

2.35Reemployment Commencement Date. “Reemployment Commencement Date” means the first date, following a Severance Date, on which an Employee again performs one (1) Hour of Service for the Employer.

2.36Regulations. “Regulations” means the Income Tax Regulations as prescribed by the Secretary of the Treasury from time to time under the Code, and, where the context requires, regulations prescribed by the Secretary of Labor from time to time under ERISA.

2.37Rollover Contributions. “Rollover Contributions” means contributions under this Plan in accordance with Section 4.7.

2.38Salary Deferral Contributions. “Salary Deferral Contributions” means Participating Employer Contributions under this Plan, made in accordance with Sections 4.1 and 4.2.

2.39Section 415 Compensation.  “Section 415 Compensation” means, except as set forth below, wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, reimbursements, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c)). Section 415 Compensation includes any elective deferrals (as defined in Code Section 402(g)(3)), and any amount contributed or deferred by the Employer at the election of the Employee and not includable in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457. The term “Section 415 Compensation” as defined in the preceding sentence shall include any payments made to a Participant by the later of (a) two and one- half months after the date of the Participant’s Severance Date, or (b) the end of the limitation year that includes the date of the Participant’s Severance Date, provided that, absent a Severance of employment, such payments (i) would have been paid to the Participant if the Participant had continued in employment with the Employer, and (ii) are regular compensation for services performed during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential pay), commissions, bonuses or other similar compensation. Effective January 1, 2009, Section 415 Compensation shall include differential wage payments within the meaning of Code Section 414(u)(12)(D) that are paid to an Employee by an Employer. Section 415 Compensation shall not include the following:

(a)Employer contributions to a plan of deferred compensation that are not includable in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

(b)amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

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(c)amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(d)other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

2.40Severance Date. “Severance Date” means the first to occur of (a) the date that an Employee terminates employment with the Employer because he or she quits, is discharged, dies or retires, or (b) for purposes of distributions, the date that an Employee is determined to have a Disability.

2.41Spouse or Surviving Spouse. “Spouse” or “Surviving Spouse” means, except as may be specified in one or more of the Appendices, the spouse or surviving spouse of a Participant; provided, however, that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order, as described in Section 7.7.

2.42Trust. “Trust” means the assets held in the trust maintained under Article IX.

2.43Trust Agreement. “Trust Agreement” means the separate agreement entered into by and between the Company and the Trustee pursuant to which the Trust is held, administered and distributed.

2.44Trustee. “Trustee” means the person(s) or entity named in the Trust Agreement, or any successor or successors thereto, and designated by the Company to act as trustee of the Trust, in accordance with Article IX.

2.45Valuation Date. “Valuation Date” means the last day of each Plan Year and such other date(s) as the Administrator may designate from time to time.

2.46Year of Service. “Year of Service” means, with respect to the calculation of an Employee’s vesting service under the Plan, a Plan Year during which the Employee is credited with at least one thousand (1,000) Hours of Service.

(a)For purposes of determining Years of Service and Breaks in Service for purposes of eligibility and vesting, the initial computation period is the twelve (12) consecutive-month period beginning on the Employee’s Employment Commencement Date.

(b)Succeeding twelve (12) consecutive-month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee’s Employment Commencement Date regardless of whether the Employee is entitled to be credited with one thousand (1,000) Hours of Service during the initial computation period. An Employee who is credited with one thousand (1,000) Hours of Service in both the initial computation period and the first Plan Year which commences prior to the first anniversary of the Employee’s initial computation period shall be credited with two

(2) Years of Service for purposes of eligibility to participate and vesting.

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2.47Other Definitions. In addition to the definitions contained in this Section, the following terms are defined in the specified Section below:

Section	Term
5.5(a)(i)	Actual Deferral Percentage (“ADP”)
5.7(a)(i)	Actual Contribution Percentage (“ACP”)
7.7(a)(i)	Alternate Payee
5.4(b)	Annual Additions
A.1(a)	Annuity Contract
A.1(b)	Annuity Starting Date
4.1(b), 5.6(a)(i)	Catch-up Contributions
5.7(a)(ii)	Contribution Percentage
5.7(a)(iii)	Contribution Percentage Amount
6.12(a)(i)	Designated Beneficiary
14.2(a)	Determination Date
14.2(b)	Determination Period
6.10(a)(i)	Direct Rollover
6.10(a)(ii)	Distributee
6.12(a)(ii)	Distribution Calendar Year
7.7(a)(ii)	Domestic Relations Order or Order
5.6(a)(ii)	Elective Deferrals
5.7(a)(iv)	Eligible Participant
6.10(a)(iii)	Eligible Retirement Plan
6.10(a)(iv)	Eligible Rollover Distribution
5.8(a)	Excess Aggregate Contributions
5.5(a)(ii)	Excess Contributions

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5.6(a)(iii)	Excess Elective Deferrals
5.1(j)	FaAA Plan Account
6.12(a)(iii)	Five Percent Owner
6.17	Hardship
7.3(b)	Investment Manager
C.6(i)	Joint and Last Survivor Life Expectancy
14.2(c)	Key Employee
6.12(a)(v)	Life Expectancy
5.4(a)	Limitation Year
7.6(b)	Member A, Member B, Member C, Member D, and Members
5.7(a)(v)	Matching Contribution
2.6(b)	Maternity and Paternity Leave
5.4(c)	Maximum Annual Addition
14.2(d)	Non-Key Employee
5.1(h)	PTI Plan Account
6.12(a)(v)	Participant’s Benefit
5.1(i)	Pension Plan Account
14.2(e)	Permissive Aggregation Group
11.3(b), C.6, D.5	Protected Benefits
7.7(a)(iii)	Qualified Domestic Relations Order
A.1(c)	Qualified Joint and Survivor Annuity
A.1(d)	Qualified Preretirement Survivor Annuity
2.26	Recipient Employer
14.2(f)	Required Aggregation Group
6.12(a)(vi)	Required Beginning Date
7.7(d)(i)	Segregated Amounts
6.15(a)	Spousal Consent
A.1(g)	Straight Life Annuity
14.2(g)	Top-Heavy Plan
14.2(h)	Top-Heavy Ratio
2.24(b)(ii)	Top-Paid Group
6.12(a)(v)	Valuation Calendar Year
14.2(i)	Valuation Date

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ARTICLE III.

ELIGIBILITY

3.1Participation. Each individual who was a Participant in the Plan on the day before the Restatement Date and is an Eligible Employee on the Restatement Date, shall automatically continue as a Participant on the Restatement Date. Each other Eligible Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following his or her Employment Commencement Date, or if later, the date that he or she attains age twenty-one (21).

3.2Reemployment. If either a Participant, or an Eligible Employee who has satisfied the age requirement of Section 3.1 terminates employment with a Participating Employer and is thereafter reemployed by the Employer as an Eligible Employee, then such Employee shall become a Participant in the Plan as of the later of his or her Reemployment Commencement Date or the Entry Date on which he or she could have first become a Participant in the Plan.

3.3Change in Employment Status. If a Participant ceases to be an Eligible Employee, then such Employee shall be reinstated as a Participant upon again becoming an Eligible Employee. If, however, an Employee who is not, and has never been, an Eligible Employee becomes an Eligible Employee, then such Employee shall become a Participant in the Plan upon the Entry Date coincident with or next following the later of the date on which he or she (a) becomes an Eligible Employee, or (b) satisfies the age requirement set forth in Section 3.1.

3.4Enrollment of Participant. Each Eligible Employee shall comply with such enrollment procedures as the Administrator may prescribe from time to time and shall make available to the Administrator and the Trustee any information they may request. By virtue of his or her participation in the Plan, an Eligible Employee agrees, on his or her behalf and on behalf of all individuals who may make any claim arising out of, relating to, or resulting from that Eligible Employee’s participation in the Plan, to be bound by all provisions of the Plan, the Trust Agreement and other related agreements.

3.5Erroneous Participation.

(a)If Salary Deferral Contributions are erroneously made on behalf of an individual who is not eligible to participate in the Plan, then such Salary Deferral Contributions plus Earnings thereon shall be distributed to that individual as soon as administratively feasible after discovery of such error.

(b)If a Rollover Contribution is erroneously made by an individual who is not eligible to make a Rollover Contribution, then such Rollover Contribution plus Earnings thereon shall be distributed to that individual as soon as administratively feasible after discovery of such error.

(c)If any Contributions (other than Salary Deferral Contributions, as set forth in paragraph (a)) are erroneously made on behalf of an individual who is not entitled to such Contributions, then such erroneously made Contributions shall be forfeited and: first, returned to the Participating Employer in accordance with Section 15.8, to the extent such Contribution constitutes a mistake of fact; second, used to pay administrative expenses of the Plan for the Plan Year in which the error is discovered; third, to offset the Employer’s obligation to make Employer Mandatory Contributions for the Plan Year in which the error occurs; and fourth, to allocate as Employer Matching Contributions for the Plan Year in which the error occurs.

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ARTICLE IV.

CONTRIBUTIONS

4.1Salary Deferral Contributions.

(a)Subject to the limitations of Sections 5.4 and 5.5, an Eligible Employee who has satisfied the age requirement in Section 3.1 may elect, in accordance with the procedures established from time to time by the Administrator, to have a portion of his or her Compensation contributed to his or her Salary Deferral Contributions Account. The Participant’s election shall specify the amount of his or her Compensation to be contributed, which amount shall not be less than one percent (1%) and not more than sixty percent (60%) of the Participant’s Compensation for payroll period; provided, however, in no event shall the dollar amount contributed on behalf of such Participant for any calendar year exceed the limit prescribed under Code Section 402(g) (Seventeen Thousand Five Hundred Dollars ($17,500) in 2014). A Participant may elect to increase, decrease or discontinue Salary Deferral Contributions in such manner and at such time as the Administrator shall specify from time to time.

(b)A Participant who is eligible to make Salary Deferral Contributions under this Plan and who has attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions to his or her Salary Deferral Contributions Account in accordance with, and subject to the limitations of, Code Section 414(v) and any uniform and non-discriminatory procedures established by the Committee. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(1l), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions.

(c)For purposes of the Plan, and with respect to Salary Deferral Contributions made on behalf of any Participant, such Salary Deferral Contributions shall be allocated to the Participant’s Salary Deferral Contributions Account as of a given date within the Plan Year and shall relate to Compensation that would have been received by the Participant in the Plan Year but for the Participant’s election to defer such Compensation.

4.2Roth Salary Deferral Contributions.

(a)Subject to the limitations of Sections 5.4 and 5.5, an Eligible Employee who has satisfied the age requirement in Section 3.1 may elect, in accordance with the procedures established from time to time by the Administrator, to have a portion of his or her Compensation contributed as a Roth Salary Deferral Contribution to his or her Roth Salary Deferral Contributions Account. Roth Salary Deferral Contributions shall be designated irrevocably by the Eligible Employee at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the Salary Deferral Contributions described in Section 4.1 the Eligible Employee is otherwise eligible to make under the Plan. Roth Salary Deferral Contributions shall be treated by the Employer as includible in the Participant's income at the time the Participant would have received that amount in cash if the Eligible Employee had not made a cash or deferred election.

(b)Except as otherwise provided herein, Roth Salary Deferral Contributions shall be treated as Salary Deferral Contributions for all purposes under the Plan.

4.3Employer Matching Contributions and Qualified Matching Contributions.

(a)The Company may elect, subject to the provisions of paragraphs (b) and (c), that Participating Employers shall make Employer Matching Contributions to the Trust for any Plan Year. All Employer Matching Contributions shall be made in such amount, manner, form, and at such time, as prescribed by the Company from time to time. All such Employer Matching Contributions shall be allocated to the Employer Matching Contributions Accounts of all Participants who are actively employed by the Employer on the last day of the Plan Year or who are not actively employed on the last day of the Plan Year solely due to the Normal Retirement, Early Retirement, Disability or death of such Participant during the applicable Plan Year.

(b)The Employer may further elect to make an additional Matching Contribution, to be allocated as of the last day of the Plan Year to Participants as an end of the year adjustment to take into account any changes in Compensation or Participant salary deferral elections which may have occurred during the Plan Year. The amount of this additional Employer Matching Contribution shall be equal to the difference, if any, between (i) the Employer

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Matching Contributions allocated to the Participant pursuant to paragraph (a), and (ii) an Employer Matching Contribution determined pursuant to any applicable formula which the Company may elect, but based on a Participant’s Compensation and Salary Deferral Contributions for the Plan Year. This additional Employer Matching Contribution, if any, shall be allocated to the Employer Matching Contributions Account of all the Participants specified by the Company from time to time of all Participants actively employed by the Employer on the last day of the Plan Year, or not actively employed by the Employer on the last day of the Plan Year due to such Participant’s attainment of Normal Retirement age, Disability or death during the applicable Plan Year.

(c)Employer Matching Contributions which would otherwise be made on behalf of a Participant may be reduced to the extent necessary to comply with the limitations of Sections 4.5, 5.4, 5.5 and 5.7, and the Employer shall have no obligation to contribute such amounts to the Trust.

(d)The Administrator may elect to treat all or a portion of Employer Matching Contributions for a Plan Year as Qualified Matching Contributions for purposes of the ADP Test. Such contributions, to the extent necessary, shall satisfy the requirements of Treasury Regulation Section 1.402(m)-2(a)(5).

(e)For all purposes under the Plan, Employer Matching Contributions or Qualified Matching Contributions shall be subject to the distribution limitations of Article VI. Amounts allocated to a Participant’s Qualified Matching Contributions Account shall not be eligible for hardship distribution under Section 6.17.

4.4Employer Mandatory Contributions and Qualified Nonelective Contributions.

(a)The Participating Employers will make Employer Mandatory Contributions to Participants employed by any Participating Employer designated by the Company. The Employer Mandatory Contributions shall be seven percent (7%) of each eligible Participant’s Compensation, subject to Section 5.4, for that Plan Year.

(b)For Plan Years beginning prior to December 29, 2001, the Employer Mandatory Contributions for each Plan Year shall be allocated among the Employer Mandatory Contributions Accounts of all eligible Participants who are credited with one (1) Year of Service during the last two (2) Plan Years. For purposes of determining whether an allocation of an Employer Mandatory Contribution shall be made for the Plan Years commencing December 25, 1999 and December 30, 2000, Participants who were employed by Lockwood-Singh & Assoc. (“Lockwood”) immediately prior to the Company’s acquisition of Lockwood and became Employees on September 30, 2000 shall be credited under the Plan with all hours of service and years of service such Participants earned from December 26, 1998 to September 29, 2000 while employed by Lockwood. For purposes of the foregoing, the terms “hours of service” and “years of service” shall be as defined in Sections 2.25 and 2.46, respectively, except that Lockwood shall be considered the Employer. For Plan Years beginning on and after December 30, 2001, the Employer Mandatory Contributions for each Plan Year shall be allocated among the Employer Mandatory Contributions Accounts of all eligible Participants who are credited with one (1) Year of Service. For purposes of determining whether an allocation of an Employer Mandatory Contribution shall be made for the Plan Year commencing January 1, 2002, Participants who were employed by Novigen immediately prior to the Company’s acquisition of Novigen and became Employees on May 20, 2002 shall be credited under the Plan with all hours of service such Participants earned from January 1, 2002 to May 19, 2002 while employed by Novigen. For purposes of the foregoing, the term “hours of service” shall be as defined in Section 2.25, except that Novigen shall be considered the Employer. Notwithstanding the foregoing, an Employee who incurs a Disability during the Plan Year or whose employment with the Employer terminates as a result of death or Normal Retirement shall, for purposes of this Section, be deemed to have completed one (1) Year of Service during that Plan Year.

(c)The Company may elect to treat all or a portion of Employer Mandatory Contributions for a Plan Year as Qualified Nonelective Contributions for purposes of the ADP test and/or the ACP test.

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(d)The Employer may, with respect to a Plan Year, allocate Qualified Nonelective Contributions to such Participants and in such a manner as it deems necessary or appropriate to satisfy the requirements of the Plan. Such contributions, to the extent necessary, shall satisfy the requirements of Treasury Regulations Section 1.401(k)-2(a)(6) and 1.401(m)-2(a)(6).

(e)For all purposes of the Plan, Employer Mandatory Contributions and Qualified Nonelective Contributions shall be subject to the distribution limitations of Article VI. Amounts allocated to a Participant’s Qualified Nonelective Contributions Account shall not be eligible for hardship distribution under Section 6.17.

4.5Limitations on Contributions. Contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. Notwithstanding the preceding sentence, to the extent necessary to provide Top Heavy minimum allocations, the Employer shall make Contributions, even if such Contributions exceed the amount deductible to the Employer under the provisions of Code Section 404.

4.6Time and Manner of Payment of Contributions. Contributions shall be paid to the Trustee in such manner and at such time as determined by the Administrator, subject to the timing requirements of applicable law.

4.7Receipt of Assets from Another Plan.

(a)If directed by the Administrator, the Trustee shall accept a transfer of assets for the benefit of an Eligible Employee or group of Eligible Employees. Such assets shall be (i) received directly from the trustee of a tax-qualified plan under Code Section 401(a) and related tax-exempt trust under Code Section 501(a); (ii) received from the Eligible Employee in accordance with Code Section 402(c) or 501(a); (iii) received from the Eligible Employee in accordance with Code Section 402(c) or 408(d)(3); or (iv) transferred in the form of a Direct Rollover from another tax-qualified plan. The Plan will accept a Direct Rollover from (A) a qualified plan described in Code Section 401(a) or 403(a) (excluding after-tax employee contributions); (B) an annuity contract described in Code Section 403(b) (excluding after-tax employee contributions); or (C) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will not accept a Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income. Notwithstanding the foregoing, the Plan will accept a Rollover Contribution to a Roth Salary Deferral Contributions Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(b)Amounts attributable to elective contributions (as defined in Regulation Section 1.401(k)-6), including amounts treated as elective contributions which are transferred in a plan-to-plan transfer, shall be subject to the distribution limitations provided in Regulation Section 1.401(k)-1(d).

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ARTICLE V.

ACCOUNTS

5.1Participant’s Accounts. The following separate Accounts, if applicable, shall be maintained for each Participant:

(a)Salary Deferral Contributions. A Participant’s Salary Deferral Contributions Account shall be credited with all amounts attributable to Salary Deferral Contributions (excluding any Roth Salary Deferral Contributions) pursuant to Section 4.1.

(b)Roth Salary Deferral Contributions. A Participant’s Roth Salary Deferral Contributions Account shall be credited with all amounts attributable to Roth Salary Deferral Contributions pursuant to Section 4.2 and amounts rolled over to the Plan from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1).

(c)Employer Mandatory Contributions. A Participant’s Employer Mandatory Contributions Account shall be credited with all amounts attributable to Employer Mandatory Contributions pursuant to Section 4.4.

(d)Employer Matching Contributions. A Participant’s Employer Matching Contributions Account shall be credited with all amounts attributable to Employer Matching Contributions pursuant to Section 4.3.

(e)Qualified Matching Contributions. A Participant’s Qualified Matching Contributions Account shall be credited with all amounts attributable to Qualified Matching Contributions pursuant to Section 4.3.

(f)Qualified Nonelective Contributions. A Participant’s Qualified Nonelective Contributions Account shall be credited with all amounts attributable to Qualified Nonelective Contributions pursuant to Section 4.4.

(g)Rollover Contributions. A Participant’s Rollover Contributions Account shall be credited with all amounts transferred to the Plan pursuant to Section 4.7.

(h)PTI Plan Account. A Participant’s PTI Plan Account shall be maintained on behalf of each Participant whose account balance was transferred from the Performance Technologies, Incorporated Savings Plan to this Plan pursuant to the merger of that plan with and into this Plan.

(i)Pension Plan Account. A Participant’s Pension Plan Account shall be maintained on behalf of each Participant whose account balance was transferred from

The Failure Group, Inc. Employee Pension Plan to this Plan pursuant to the merger of that plan with and into this Plan.

(j)FaAA Plan Account. A Participant’s FaAA Plan Account shall be maintained on behalf of each Participant whose account balance was transferred from The Failure Analysis Associates Employee Pension Plan to this Plan pursuant to the merger of that plan with and into this Plan.

(k)Other Accounts. Such other Account(s) as the Administrator shall deem necessary or appropriate.

5.2Allocation of Contributions. As of each Valuation Date, the Administrator shall allocate to the Accounts of each Participant the Contributions made on his or her behalf, and, if applicable, the Rollover Contributions, since the preceding Valuation Date.

5.3Allocation of Earnings.

(a)As of each Valuation Date, the Trustee shall determine the net fair market value of all assets of the Trust, and the Trustee shall then report such value to the Administrator. The Administrator shall adjust each

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Account: first, to reflect any allocations made to, or any distributions or withdrawals made from, such Account since the immediately preceding Valuation Date, to the extent not previously credited or charged thereto, and second, to reflect the Earnings allocable to each Account in accordance with paragraph (b) below. If an allocation of Contributions and/or Rollover Contributions is to be made to the Accounts as of the same Valuation Date, then the adjustments required under this Section shall be made prior to such allocation.

(b)The Administrator shall maintain a separate record of all Earnings of the Trust attributable to each Participant’s Account. Each Participant’s Account shall be credited or charged with the Earnings attributable to the investments in such Account over the relevant period as of each Valuation Date.

5.4Section 415 Limitations.

(a)Limitation on Annual Contributions. Notwithstanding any other provision of the Plan, except to the extent permitted under Code Section 414(v), the maximum Annual Addition (as defined in Subsection (b) of this Section 5.4) to a Participant’s Account for any limitation year (which shall be the calendar year) shall in no event exceed the lesser of (a) 100% of his Section 415 Compensation for such year whether or not he is a Participant for the entire year, or (b) $40,000 (as adjusted pursuant to Code Section 415(d)).

(b)Definition of Annual Addition. For the purposes of this Section 5.4, the term “Annual Addition” shall mean the sum for any calendar year of:

(i)all contributions allocated to the Participant’s Account pursuant to a defined contribution plan maintained by the Employer;

(ii)all forfeitures allocated to the Participant’s Account pursuant to a defined contribution plan maintained by the Employer; and

(iii)in the case of a Participant who, at any time during such year or any preceding year, is or was a key employee (as such term is defined in Code Section 416(i)), any amount attributable to medical benefits allocated to an account established on his behalf under Code Section 419A(d)(1).

(c)Maximum Annual Additions. For purposes of applying the limitations set forth in Subsection (a), all qualified defined contribution plans (whether or not terminated) ever maintained by the Employer shall be treated as one defined contribution plan.

(d)Correction of Excess Annual Addition. If the limitation on Annual Additions is exceeded with respect to any Participant for a Plan Year, such excess Annual Addition shall be corrected in accordance with the Employee Plans Compliance Resolutions System (EPCRS), as set forth in Revenue Procedure 2008-50 or any superseding guidance issued by the Internal Revenue Service or the Treasury Department.

5.5Discrimination Testing of Salary Deferral Contributions.

(a)Definitions.

(i)“Actual Deferral Percentage” (“ADP”) shall mean, for a specified group of Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant’s Section 415 Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals (other than Catch-up Contributions) made pursuant to the Participant’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

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(ii)“Excess Contributions” shall mean, with respect to any Plan Year, the excess of (1) the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over (2) the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

(b)ADP. The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i)The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for participants who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

(c)Special Rules.

(i)A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii)The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her Account under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements described in Code Section 401(k) that are maintained by the Employer and that have different plan years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

(iii)In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than 10-percent of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulations Section 1.401(k)-2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ADP for the prior year will be made in accordance with such Treasury Regulations. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.

(iv)For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

(d)Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income allocable thereto as provided in Section 5.5(e), shall be distributed no later than 12 months after the end of the Plan Year to Participants to whose Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions are classified as Catch-up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly

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Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. To the extent a Highly Compensated Employee has not reached his or her Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employee are Catch-up Contributions and will not be treated as Excess Contributions. If such excess amounts (other than Catch-up Contributions) are distributed more than 2 ½ months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the employer maintaining the Plan with respect to such amounts. Excess Contributions shall be treated as Annual Additions under the Plan even if distributed.

(e)Determination of Income or Loss. Excess Contributions shall be adjusted for any income or loss allocable thereto to the end of the Plan Year for which such Excess Contributions were made. The income or loss allocable to Excess Contributions allocated to each Participant is the income or loss allocable to the Participant’s Salary Deferral Contributions Account (and, if applicable, the Roth Salary Deferral Contributions Account, Qualified Nonelective Contributions Account or the Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year.

(f)Accounting for Excess Contributions. Excess Contributions allocated to a Participant shall be distributed from the Participant’s Salary Deferral Contributions Account, Roth Salary Deferral Account, and Qualified Matching Contributions (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant’s Roth Salary Deferral Contributions Account only to the extent that the Excess Contributions exceed the amount of Excess Contributions in the Participant’s Salary Deferral Contributions Account and Qualified Matching Contributions Account. Excess Contributions shall be distributed from the Participant’s Qualified Nonelective Contributions Account only to the extent that the Excess Contributions exceed the amount of Excess Contributions in the Participant’s Salary Deferral Contributions Account, Qualified Matching Contributions Account, and Roth Salary Deferral Contributions Account.

5.6Distribution of Excess Elective Deferrals.

(a)Definitions.

(i)“Catch-up Contributions” are Elective Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(b)(i) for the taxable year. The dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) is $5,500 for taxable years beginning in 2014 and will be adjusted in later years by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500.  Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

(ii)“Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Participant in lieu of cash compensation. With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any Roth contributions made on behalf of such Participant pursuant to an election to defer under Code Section 402A, any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p) and any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions.

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(iii)“Excess Elective Deferrals” shall mean those Elective Deferrals of a Participant that either (1) are made during the Participant’s taxable year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

(b)Limit on Elective Deferrals. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other plan, contract or arrangement maintained by the Employer, during any calendar year, in excess of the dollar limitation contained in Code Section 402(g) in effect for the Participant’s taxable year beginning in such calendar year. In the case of a Participant aged 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence includes the amount of Elective Deferrals that can be Catch-up Contributions. The dollar limitation contained in Code Section 402(g) is $17,500 for taxable years beginning in 2014 and will be adjusted in later years by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4). Any such adjustments will be in multiples of $500.

(c)Notification by Participant of Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Administrator on or before March 1st of the year following the close of the Participant’s taxable year in which the Excess Elective Deferrals were made. A Participant is deemed to notify the Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any Other Plan of the Employer.

(d)Reimbursement of Excess Elective Deferrals and Forfeiture of Related Matching Contributions. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto to the end of the Plan Year for which such Excess Elective Deferrals were made, shall be distributed no later than April 15th to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year or calendar year. Employer Matching Contributions made on account of such Excess Elective Deferrals shall be forfeited as soon as administratively feasible thereafter and applied to reduce future Employer Contributions.

(e)Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss to the end of the Plan Year for which such Excess Elective Deferrals were made. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Salary Deferral Contributions Account or Roth Salary Deferral Contributions Account (as appropriate) for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year.

5.7Discrimination Testing of Employer Matching Contributions.

(a)Definitions.

(i)“Actual Contribution Percentage” (“ACP”) shall mean, for a specified group of participants (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the Contribution Percentages of the Eligible Participants in the group.

(ii)“Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Section 415 Compensation for the Plan Year.

(iii)“Contribution Percentage Amounts” shall mean the sum of the Salary Deferral Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

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(iv)“Eligible Participant” shall mean any Employee who is eligible to make an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage) , or to receive an Employer Matching Contribution (including forfeitures) or a Qualified Matching Contribution.

(v)“Matching Contribution” shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of a participant’s Elective Deferral, under a plan maintained by the Employer.

(b)Prior Year Testing. The Actual Contribution Percentage (“ACP”) for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i)The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii)The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

(c)Special Rules.

(i)A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii)For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

(iii)In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ACP of Employees as if all such plans were a single plan. If more than 10-percent of the Employer’s Non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulations Section 1.401(m) - 2(c)(4), then any adjustments to the Non-Highly Compensated Employees’ ADP for the prior year will be made in accordance with such Treasury Regulations. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

(iv)For purposes of the ACP test, Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12 - month period beginning on the day after the close of the Plan Year. Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust Fund.

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5.8Corrective Procedure for Discriminatory Matching Contributions.

(a)Definition - Excess Aggregate Contributions. “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of: (a) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

(b)Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto to the end of the Plan Year for which such Excess Aggregate Contributions were made, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10- percent excise tax will be imposed on the Employer with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan even if distributed.

(c)Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss to the end of the Plan Year for which such Excess Aggregate Contributions were made. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the income or loss allocable to the Participant’s Employer Matching Contributions Account, Qualified Matching Contributions Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contributions Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

(d)Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

(e)Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant’s Employer Matching Contributions Account, and Qualified Matching Contribution account (and, if applicable, one or more of the Participant’s Qualified Nonelective Contributions Account, Salary Deferral Contributions Account, and Roth Salary Deferral Contributions Account).

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ARTICLE VI.

VESTING AND DISTRIBUTION OF ACCOUNTS

6.1Vested Interest.

(a)A Participant’s interest in his or her Salary Deferral Contributions Account, Roth Salary Deferral Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account, Pension Plan Account and FaAA Plan Account shall be at all times fully vested and nonforfeitable.

(b)If a Participant, with a PTI Plan Account, was employed by the Company on December 31, 1998, then such Participant’s PTI Plan Account shall be at all times fully vested and nonforfeitable. If, however, a Participant with a PTI Plan Account terminated employment with the Company prior to December 31, 1998, then such Participant’s vested interest in his or her PTI Plan Account shall be determined according to the vesting Schedule in Appendix C.

(c)If a Participant was employed by the Company, or any other Participating Employer who is designated by the Board to participate in making Employer Mandatory Contributions, on January 1, 1999, then such Participant’s interest in his or her Employer Mandatory Contribution Account, if any, shall be at all times fully vested and nonforfeitable.

(d)A Participant’s interest in his or her Employer Matching Contributions Account and, if the Participant’s Employment Commencement Date was after January 1, 1999, then his or her Employer Mandatory Contributions Account shall be fully vested and nonforfeitable at the Participant’s Normal Retirement, death, Disability, or upon termination of the Plan. A Participant’s interest in his or her Employer Matching Contributions Account and Employer Mandatory Contributions Account (to the extent not fully vested in paragraph (c) above) which is not fully vested shall be subject to the following vesting schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

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(e)In the case of an Employee who does not have a nonforfeitable right to a benefit under the Plan, Years of Service before his Break in Service shall not be taken into account for purpose of the vesting Schedule only if the number of his consecutive one (1)-year Breaks in Service equals or exceeds the greater of five or the aggregate number of his Years of Service before his Break in Service; and such aggregate number of his Years of Service before his Break in Service shall not include any Years of Service not required to be taken into account under this paragraph by reason of any prior Break in Service.

(f)If the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a Top-Heavy vesting schedule, then each Participant who is credited with three (3) Years of Service and whose Account would have vested more rapidly prior to the amendment, may irrevocably elect during the election period to have the nonforfeitable percentage of his or her Account calculated without regard to such amendment. For purposes of this Section, the election period shall begin the date the amendment is adopted, and shall end on the date sixty (60) days after the latest of (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant is issued written notice of the amendment by the Participating Employer or the Administrator. For each Participant who has at least three (3) Years of Service and is not 100% vested in his Employer Matching Contributions Account and Employer Mandatory Contributions Account, if any, on January 1, 2002, Years of Service for vesting purposes shall be calculated using either (i) the Company’s fiscal year, that is, the twelve (12) consecutive-month period beginning each year on the Saturday which falls closest to the last day of December, and ending each year on the Friday which falls closest to the last day of December or (ii) the Company’s fiscal year through December 28, 2001 and commencing January 1, 2002, the calendar year thereafter, whichever results in a larger vested percentage in the Participant’s Account.

(g)For purposes of determining a Participant’s vested percentage in his Employer Matching Contributions and Employer Mandatory Contributions, Participants who were employed by Novigen immediately prior to the Company’s acquisition of Novigen and became Employees on May 20, 2002 shall be credited under the Plan with all hours of service and years of service such Participants earned while employed by Novigen. For purposes of the foregoing, the terms “hours of service” and “years of service” shall be as defined in Sections 2.25 and 2.46, respectively, except that Novigen shall be considered the Employer.

6.2Forfeitures.

(a)If a Participant is required to take a distribution pursuant to Section 6.8 (the “cash-out rule”), then following the Participant’s Severance Date, the Participant shall receive a distribution of the value of the entire vested portion of his or her Account balance in accordance with Sections 6.8 through 6.11. The nonvested portion of the Participant’s Account balance shall be treated as a forfeiture as of the earlier of (i) the date on which the distribution occurs, or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service. For purposes of this Section, if the value of a Participant’s vested Account balance is zero (0), then the Participant shall be deemed to have received a distribution of such vested Account balance as of his or her Severance Date.

(b)If a Participant has the option to elect and does elect to receive the value of his or her vested Account balance following his or her Severance Date in accordance with the requirements of Section 6.8, then the nonvested portion of the Participant’s Account balance shall be treated as a forfeiture as of the earlier of (i) the date on which the distribution occurs, or (ii) the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service.

(c)If a Participant has the option to elect and does not elect to receive the value of his or her vested Account balance following his or her Severance Date in accordance with the requirements of Section 6.8, then the nonvested portion of the Participant’s Account balance shall be treated as a forfeiture as of the last day of the Plan Year in which the Participant incurs five (5) consecutive one (1)-year Breaks in Service.

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(d)If a Participant is not fully vested in his or her Account, and that Participant receives a distribution in accordance with the requirements of Section 6.8 and then resumes employment with a Participating Employer, then that Participant’s Employer Matching Contributions Account and Employer Mandatory Contributions Account balances shall be restored to the amount on the date of distribution; provided, however, the Participant repays to the Plan the full amount of the distribution attributable to Employer Matching Contributions and Employer Mandatory Contributions before the earlier of five (5) years after the Participant’s Reemployment Commencement Date, or the date the Participant incurs five (5) consecutive one (1)-year Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution pursuant to paragraph (a) above, and the Participant resumes employment covered under the Plan before the date the Participant incurs five (5) consecutive one (1)-year Breaks in Service, then, upon the Participant’s Reemployment Commencement Date, the Employer Matching Contributions Account and Employer Mandatory Contributions Account balances of the Participant shall be restored to the amount on the date of such deemed distribution.

(e)Any amounts forfeited pursuant to this Section, Section 5.4 or Section 5.8 shall be applied first, to restore Accounts pursuant to paragraph (d) above, second to reduce the Participating Employers’ obligations to make Employer Mandatory Contributions, third to reduce the Participating Employers’ obligation to make Employer Matching Contributions, and fourth, to pay administrative expenses under the Plan.

6.3Early Retirement. Except as may be specified in one or more of the Appendices, the Plan does not provide for any Early Retirement. If an Appendix provides for Early Retirement, then a Participant may retire as of any day on or after his or her Early Retirement. In such event, the Participant’s Account shall be distributed in accordance with the applicable Appendix.

6.4Normal Retirement. A Participant may retire as of any day on or after his or her Normal Retirement. In such event, the Participant’s Account shall be distributed in accordance with Sections 6.8 through 6.12 or, if applicable, the Appendices.

6.5Disability. If a Participant terminates employment with a Participating Employer due to Disability, then the Participant’s Account shall be distributed in accordance with Sections 6.8 through 6.12 or, if applicable, the Appendices.

6.6Death Benefits. If a Participant or former Participant dies before the entire vested balance of his or her Account has been distributed, then the vested balance in his or her Account shall be paid to the Participant’s Beneficiary in accordance with Sections 6.8 through 6.12 or, if applicable, the Appendices.

6.7Termination of Employment. Following a Participant’s Severance Date, the Participant’s Account shall be valued in accordance with the Administrator’s procedures, and distributed in accordance with Sections 6.8 through 6.12 or, if applicable, the Appendices.

6.8Commencement of Distribution.

(a)Subject to Sections 6.9 through 6.12 below, following a Participant’s Severance Date, the Participant’s Account shall be distributed at a date designated by the Administrator, which designation (except as provided below) shall be determined in accordance with the Administrator’s procedures.

(b)Effective for distributions made prior to March 22, 1999:

(i)if the Participant’s vested Account balance does not exceed Five Thousand Dollars ($5,000) at the time of distribution (or at the time any prior distribution), then the Participant shall receive a lump sum distribution of the entire vested portion of such Account balance and the nonvested portion shall be treated as a forfeiture; or

(ii)if the Participant’s vested Account balance exceeds Five Thousand Dollars ($5,000) at the time of distribution (or at the time of any prior distribution), then the Participant, or if the Participant is deceased, the Participant’s Spouse must consent in writing prior to the distribution.

(c)Effective for distributions made on or after March 22, 1999:

(i)if the Participant’s vested Account balance does not exceed Five Thousand Dollars

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($5,000) at the time of distribution, then the Participant shall receive a lump sum distribution of the entire vested portion of such Account balance and the nonvested portion shall be treated as a forfeiture. In the event of such a mandatory lump sum distribution greater than $1,000, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” (as defined in Section 6.10) specified by the Participant in a direct rollover or to receive the distribution directly in the manner set forth in the Plan, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator; or

(ii)if the Participant’s vested Account balance exceeds Five Thousand Dollars ($5,000) at the time of distribution, then the Participant, or if the Participant is deceased, the Participant’s Spouse, must consent in writing prior to the distribution.

(iii)Notwithstanding the foregoing, if a Participant has begun to receive a distribution pursuant to an optional form of benefit under which at least one (1) scheduled periodic distribution is still payable, and if the value of the Participant’s vested Account balance exceeded Five Thousand Dollars ($5,000) at the time of the first distribution under that optional form of benefit, then the remaining value of the Participant’s vested Account balance may not be distributed without the written consent of the Participant, or if the Participant is deceased, the Participant’s Spouse.

(d)If consent is required for a distribution, then the Participant, or if the Participant is deceased, the Participant’s Spouse, must consent in writing to the distribution before it may be made and within the one hundred eighty (180)-day period ending on the first day on which all of the events have occurred that entitle the Participant to such benefit (the “Annuity Starting Date”). If the Participant or, if applicable, the Participant’s Spouse, consents to the distribution, such distribution shall include all of the Participant’s vested Account balance. If the Participant or, if applicable, the Participant’s Spouse, does not consent in writing to the distribution, then the Participant’s vested Account balance shall be held in the Trust until the maximum period permitted under paragraph (e) below. If consent to a distribution is required hereunder, then at least thirty (30) days and not more than one hundred eighty (180) days prior to the Annuity Starting Date the Administrator shall provide the Participant or, if applicable, the Participant’s Spouse with a notice of the right to elect immediate distribution or the right to defer distribution until the Participant’s Normal Retirement.

(e)Unless the Participant elects otherwise by providing the Administrator with an executed written notice specifying the Participant’s benefit under the Plan and the commencement date for distribution of the Participant’s Account, then distribution to a Participant shall commence no later than sixty (60) days following the close of the Plan Year in which occurs the latest of:

(i)the date the Participant attains Normal Retirement;

(ii)the tenth (10th) anniversary of the date on which the Participant first commences participation in the Plan; or

(iii)the Participant’s Severance Date. Notwithstanding the foregoing, the failure of a Participant (and/or, where applicable, the Participant’s Spouse) to consent to a distribution while a benefit is immediately distributable within the meaning of this Section, shall be deemed to be an election to defer commencement of payment of any benefit.

(f)Spousal Consent shall be required for distributions. Notwithstanding the foregoing, and if the normal form of distribution specified in any of the Appendices is a Qualified Joint and Survivor Annuity, then only the affected Participant (and not his or her Spouse) need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415. In addition, upon termination of this Plan, to the extent the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account balance shall, without the Participant’s consent, be distributed in a single lump sum to the Participant. However, if the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant’s Account balance shall be transferred, without the Participant’s consent, to the other plan if the Participant does not

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consent to an immediate distribution.

(g)Notwithstanding anything to the contrary in the Plan, distribution of each Participant’s Account shall begin no later than the Participant’s Required Beginning Date regardless of whether the Participant has consented to such a distribution.

(h)If a distribution is one for which Code Sections 401(a)(11) and 417 do not apply, then such distribution may commence less than thirty (30) days after the notice required under Regulation Section 1.411(a)-11(c) is given, provided that: (i) the Administrator informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (ii) the Participant, after receiving the notice, affirmatively elects a distribution and waives the thirty (30)-day period by written notice.

6.9Special Distribution Rules for Salary Deferral Contributions and Qualified Nonelective Contributions. Salary Deferral Contributions and QualifiedNonelective Contributions, including Earnings thereon, shall also, as determined by the Board, be eligible for distribution upon:

(a)the transfer by the Employer to any other employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Employer in a trade or business, but only with respect to Participants who continue employment with the other employer who acquired such assets; or

(b)the transfer by the Employer of such Employer’s interest in a subsidiary (within the meaning of Code Section 409(d)(2)) to any other employer, but only with respect to Participants who continue employment with such transferred subsidiary, and so long as the Company maintains this Plan.

6.10Direct Rollovers and Withholding.

(a)Definitions.

(i)Direct Rollover. “Direct Rollover” means an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

(ii)Distributee. “Distributee” means a Participant, a Surviving Spouse of a deceased Participant, or a Spouse entitled to payment under a Qualified Domestic Relations Order. In addition, a Participant’s non-spouse Beneficiary is a Distributee with regard to the interest of a deceased Participant.

(iii)Eligible Retirement Plan. “Eligible Retirement Plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s eligible rollover distribution. An “Eligible Retirement Plan” also means an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of “Eligible Retirement Plan” also applies in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 7.7(iii) of the Plan. However, in the case of an Eligible Rollover Distribution made with respect to a non-spouse Beneficiary, an “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) established for the purpose of receiving a distribution on behalf of the Participant’s or former Participant’s designated non-spouse Beneficiary.

(iv)Eligible Rollover Distribution. “Eligible Rollover Distribution” means any distribution of all or any portion of the balance credited to the Account of a Distributee, except that an Eligible Rollover Distribution does not include:

(A)any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or

26

joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(B)any distribution to the extent such distribution is required under Code Section 401(a)(9); and

(C)any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) (and the Participant may not elect to have any portion of such a hardship distribution paid directly to an Eligible Retirement Plan).

(b)General Rule.  If the Distributee of any Eligible Rollover Distribution from the Plan elects to have all or a specified portion of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, and specifies the Eligible Retirement Plan to which the Eligible Rollover Distribution is to be paid, then the Eligible Rollover Distribution shall be paid to that Eligible Retirement Plan in a Direct Rollover. Notwithstanding the foregoing, any Eligible Rollover Distribution from a Roth Salary Deferral Contributions Account under the Plan will only be made to: (i) another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1); or (ii) a Roth IRA described in Code Section 408A, and in the case of both subparagraphs (i) and (ii), only to the extent the rollover is permitted under the rules of Code Section 402(c).

(c)Notice. Not earlier than 180 days or later than 30 days before the payment of an eligible rollover distribution (or such other time as is prescribed by Treasury regulations or rulings), the Company shall provide a written notice to the Distributee describing his or her rights under this Section and such other information required to be provided under Code Section 402(f).

6.11Form of Benefit.

(a)Normal Form of Benefit. Unless specified in one or more of the Appendices, benefits shall be paid to the Participant or the Participant’s Beneficiary in the form of a single lump sum, unless the Participant elects otherwise.

(b)Optional Forms of Benefit. The Participant may elect substantially- equal annual installments over either (i) the life expectancy of the Participant or the joint life expectancies of the Participant and his or her Beneficiary; or (ii) a specified period of years which shall not exceed the Life Expectancy of the Participant or the joint Life Expectancies of the Participant and his or her Beneficiary, provided, however, Life Expectancy(ies) shall not be recalculated.

6.12Minimum Distribution Requirements.

(a)Definitions.

(i)Designated Beneficiary. “Designated Beneficiary” means the individual who is designated as the Participant’s Beneficiary and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-1, Q&A-4.

(ii)Distribution Calendar Year. “Distribution Calendar Year” means a calendar year for which a minimum distribution is required.

(iii)Five Percent Owner. “Five Percent Owner” means a Participant who is a five percent owner as defined in Code Section 416(i) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 ½.

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(iv)Life Expectancy. “Life Expectancy” means life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

(v)Participant’s Benefit. Participant’s Benefit means the Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(vi)Required Beginning Date. “Required Beginning Date” means for Five Percent Owners, the first day of April following the calendar year in which the Participant attains age 70 ½. Once begun, distributions to a Five Percent Owner under this Section must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.  For Non-Five Percent Owners, “Required Beginning Date” means:

(A)Participants who are not Five Percent Owners. but who Attain Age 70 ½ prior to January 1, 1996. The first day of April in the calendar year following the calendar year in which the Participant attains age 70 ½.

(B)Participants who are not Five Percent Owners and who Attain Age 70 ½, between January 1, 1996 and December 31,1998. The first day of April in the calendar year following the calendar year in which the later of attainment of age 70 1/2, or the Participant’s Severance Date occurs; provided, however, that an Employee whose Severance Date has not occurred may irrevocably elect, in writing, to defer distribution until that Employee’s Severance Date.

(C)Participants who are not Five Percent Owners and who Attain Age 70 ½, after December 31, 1998. The first day of April in the calendar year following the calendar year in which occurs the Participant’s Severance Date.

(b)Time and Manner of Distribution.

(i)Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then except as provided in Section 6.12(e), distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then except as provided in Section 6.12(e), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 6.12(b)(ii), other than Section 6.12(b)(ii)(A), will apply as if the Surviving Spouse were the Participant. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before

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the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 6.12(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.12(c) and 6.12(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(c)Required Minimum Distributions During Participant’s Lifetime.

(i)Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of the quotient obtained by dividing the Participant’s Benefit by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year, or if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Benefit by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.12(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(iii)Special Rule for 2009 Required Minimum Distributions. Notwithstanding the foregoing provisions of this Section 6.12, a Participant who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s Designated Beneficiary, or for a period of at least ten years (“Extended 2009 RMDs”), will not receive those distributions for 2009.

(d)Required Minimum Distributions After Participant’s Death.

(i)Death On or After Date Distributions Begin - Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Benefit by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

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(C)If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)Death On or After Date Distributions Begin - No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Benefit by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii)Death Before Date Distributions Begin - Participant Survived by Designated Beneficiary. Except as provided in Section 6.12(e), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Benefit by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Sections 6.12(d)(i) and (ii).

(iv)Death Before Date Distributions Begin - No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(v)Death Before Date Distributions Begin - Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 6.12(b)(ii)(A), Section 6.12(d)(iii) will apply as if the Surviving Spouse were the Participant.

(e)Election to Allow Participants or Beneficiaries to Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 6.12(b)(ii)(A), 6.12(b)(ii)(B), 6.12(d)(iii) and 6.12(d)(iv) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.12(b)(ii), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election, distributions will be made in accordance with Sections 6.12(b)(ii)(A), 6.12(b)(ii)(B), 6.12(d)(iii) and 6.12(d)(iv).

6.13Distribution to Minor or Incompetent. If any individual to whom a benefit is payable under the Plan is a minor, or if the Administrator determines that any individual to whom a benefit is payable under the Plan is incompetent to receive such payment or to give a valid release thereof, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such minor or incompetent, or a responsible adult with whom the minor or incompetent resides, or to a custodian for a minor under the Uniform Transfers to Minors Act (or other statutes of similar import), if permitted by the laws of the state in which the minor or incompetent resides. Payment to the legal guardian, parent or custodian of a minor Beneficiary shall fully discharge the Trustee, Administrator and Plan from liability on account thereof.

6.14Beneficiary Designation. If the Participant is married, the Beneficiary shall be the Participant’s Surviving Spouse and no written designation is required. However, a Participant may designate a Beneficiary other than the Participant’s Spouse; provided, however: (a) the Participant’s Spouse consents in writing to such designation and to the form thereof (on a form acceptable to the Administrator); (b) such Beneficiary designation may not be changed without Spousal Consent (or the consent of the Spouse expressly permits changes in the beneficiary designation by the Participant without any requirement of further consent by the Spouse); and (c) the Spouse’s consent acknowledges the effect of such Beneficiary designation and is witnessed by a Plan representative or a notary public. Such Spousal Consent shall not be required if it is established to the satisfaction of the Administrator that the consent required under the preceding sentence cannot be obtained because there is no Spouse, the Spouse cannot be located, or such other circumstances as the Secretary of the Treasury may by Regulations prescribe. If, at the time of the Participant’s death,

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the Participant has no Surviving Spouse or designated Beneficiary, then the Beneficiary shall be the individual representative of the Participant’s estate. A Participant’s Beneficiary shall be bound by the terms and conditions of the Plan.

6.15Spousal Consent.

(a)Requirement of Consent. Each Participant shall obtain the consent of his or her Spouse, if any (“Spousal Consent”), to an in-service withdrawal, beneficiary designation, loan, and/or distribution. Spousal Consent shall not be required if the Participant establishes to the satisfaction of the Administrator that the consent of the Spouse cannot be obtained because there is no Spouse or the Spouse cannot be located. The consent of the Participant’s Spouse shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415. A Spouse’s consent shall not be valid with respect to any other Spouse.

(b)Form of Consent.

(i)Spousal Consent shall be made in writing and witnessed by a Plan representative or notary public. The Spouse shall have the right, which can be waived, to limit his or her consent only to a specific form of distribution or withdrawal, beneficiary designation, or loan. If the Spouse elects to waive his or her right to any of the above, then the Spouse shall acknowledge the effect of such waiver, including that:

(A) the Spouse had the right to limit his or her consent; (B) the Spouse voluntarily waived this right; and (C) the Spouse understands the effect such consent has upon any benefits otherwise payable to him or her under the Plan.

(ii)Unless the consent of the Spouse expressly permits the Participant to elect any and all future distributions, withdrawals, loans, or beneficiary designations without a requirement of further consent by that Spouse, then the Spouse’s consent shall be limited to that specific election. Spousal Consent may be revoked at any time prior to the date on which a distribution is actually made.

(c)Timing of Consent. Spousal Consent to an in-service withdrawal or distribution shall be made within the one hundred eighty (180) days preceding the date of the in-service withdrawal or distribution. Spousal Consent to a loan shall be made within the ninety (90) days preceding the date of the loan.

6.16Location of Participant or Beneficiary Unknown. If a Participant or Beneficiary who is entitled to a distribution cannot be located and the Administrator has made reasonable efforts to locate the Participant or Beneficiary, then the Participant’s or Beneficiary’s interest shall be forfeited and used: first, to restore any amounts previously forfeited under this Section and Section 6.2(d); second, to pay administrative expenses of the Plan for the Plan Year in which the forfeiture occurs; third, to offset the Employer’s obligation to make Employer Mandatory Contributions for the Plan Year in which the forfeiture occurs; and fourth, to allocate as Employer Matching Contributions for the Plan Year in which the forfeiture occurs. If the Participant or Beneficiary makes a written claim for the Account subsequent to the forfeiture, then the Employer shall cause the Account to be reinstated.

6.17Hardship Distributions.

(a)Upon hardship of a Participant, the Trustee shall, upon the direction of the Administrator, make a distribution from the Participant’s Rollover Contributions Account, Salary Deferral Contributions Account (not including earnings), Roth Salary Deferral Contributions Account (not including earnings) and any vested interest in his or her Employer Matching Contributions Account, in that order. A Participant shall be entitled to a hardship distribution only if the distribution is both (i) made on account of an immediate and heavy financial need of the Participant (as defined in paragraph (b)), and (ii) is necessary to satisfy such financial need (as defined in paragraph (c)). The Participant shall furnish the Administrator with satisfactory proof that the hardship distribution meets the requirements of paragraphs (b) and (c).

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(b)An immediate and heavy financial need shall be deemed to include any one or more of the following:

(i)expenses incurred or necessary for medical care, described in Code Section 213(d), of the Employee, the Employee’s spouse or dependents;

(ii)the purchase (excluding mortgage payments) of a principal residence for the Employee;

(iii)payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents;

(iv)payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence;

(v)payments for funeral or burial expenses for the Employee’s deceased parent, Spouse, child or dependent; and

(vi)expenses to repair damage to the Employee’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10-percent of adjusted gross income).

(c)A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(ii)the Participant is prohibited from making Salary Deferral Contributions to this Plan for six (6) months after the receipt of the hardship distribution. In addition, the Participant must agree to stop making elective contributions and employee contributions to all other plans of the Employer (to the extent permissible under the terms of such plan) for at least six (6) months after receipt of the hardship distribution;

(iii)the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

(iv)all plans maintained by the Employer limit the Participant’s elective contributions for the taxable year immediately following the taxable year of the hardship distribution to the applicable limit under Code Section 402(g) for such taxable year, less the amount of such Participant’s elective contributions for the taxable year of the hardship distribution.

(d)A Participant shall be required to obtain Spousal Consent prior to receiving a hardship distribution.

(e)If a Participant receives a distribution under this Section from his or her partially vested Employer Matching Contributions Account, at any relevant time following the hardship distribution, the Participant’s vested interest (“X”) in his or her Employer Matching Contributions Account shall be calculated in accordance with the following formula: X = P (AB + D) - D. For purposes of the formula in the preceding paragraph, “P” is the Participant’s

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current vesting percentage at the relevant time, “AB” is the value of the Participant’s Employer Matching Contributions Account at the relevant time, and “D” is the amount of the distribution.

6.18Loans.

(a)The Administrator may direct the Trustee to make loans to Participants who are Employees and/or Beneficiaries who are parties in interest (as defined in ERISA Section 3(14)), provided that:

(i)such loans are available to all such Participants and Beneficiaries on a reasonably equivalent basis;

(ii)such loans are not made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount made available to other Employees;

(iii)such loans bear a reasonable rate of interest;

(iv)such loans are adequately secured; and

(v)a Participant’s or Beneficiary’s aggregate outstanding loans shall not exceed the lesser of (A) fifty percent (50%) of the present value of the Participant’s or Beneficiary’s vested Account, or (B) Fifty Thousand Dollars ($50,000) (reduced by the excess, if any, of (1) the highest principal amount of the aggregate outstanding loans at any time during the immediately preceding twelve (12) months, over (2) the aggregate principal amount outstanding under such loans on the date the new loan is made).

(b)A married Participant shall obtain Spousal Consent in order to use his or her Account balance as security for the loan.

(c)In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs under the Plan.

(d)Notwithstanding any contrary provision of this Plan, the portion of the Participant’s vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant’s vested Account balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

(e)All such loans shall be subject to ERISA, the Code, and such terms and conditions not inconsistent therewith (and subject to this Section) as determined by the Administrator.

(f)The Administrator shall adopt written policies and guidelines which establish and detail the terms of Plan loans hereunder, and which shall be deemed a part of this Plan. Such policies and guidelines may be amended by the Administrator from time to time.

(g)Notwithstanding the above, effective December 12, 1994, loan repayments for Participants on military leave will be suspended under this Plan as permitted under Code Section 414(u)(4).

6.19In-Service Withdrawals at and After Normal Retirement.

(a)A Participant may, once in every twelve (12)-consecutive-month period, withdraw all or a portion of the vested portion of his or her Accounts (excluding amounts held in the Participant’s Pension Plan Account and FaAA Plan Account, if any) at any time subsequent to attainment of Normal Retirement; provided, however, that a

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married Participant shall obtain Spousal Consent for such withdrawal.

(b)A Participant may make separate withdrawal elections for his Roth Salary Deferral Contributions Account and his Salary Deferral Contributions Account.

(c)If a Participant receives a distribution under this Section from his or her partially vested Employer Mandatory Contributions Account, and/or Employer Matching Contributions Account at any relevant time following the distribution, the Participant’s vested interest in his or her Employer Mandatory Contributions Account and/or Employer Matching Contributions Account (“X”) shall be calculated in accordance with the following formula: X = P (AB + D) - D. For purposes of this formula, “P” is the Participant’s current vesting percentage at the relevant time, “AB” is the value of the Participant’s Employer Matching Contributions Account and/or Employer Mandatory Contributions Account at the relevant time, and “D” is the amount of the distribution.

6.20Form of Distribution. Distributions shall be in the form of cash, except as otherwise provided in the Appendices attached hereto.

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ARTICLE VII.

ADMINISTRATION

7.1Allocation of Administrative Responsibilities. The Plan shall be administered by the Administrator and the Committee, as constituted in accordance with Section 7.6. The Administrator and the Committee shall administer the Plan in accordance with its terms, solely in the interests of Participants and their Beneficiaries, and for the exclusive purposes of providing benefits to Participants and their Beneficiaries (and for defraying the reasonable expenses of administering the Plan).

7.2Powers and Duties of the Administrator. The Administrator shall have all the powers, duties and responsibilities necessary or appropriate to administer the Plan (other than powers, duties and responsibilities specifically reserved to the Committee), including without limitation, the following powers and duties:

(a)to determine all issues relating to the eligibility of Employees to become Participants, provided that any determination shall be subject to review pursuant to Section 7.3(h);

(b)to compute and certify to the Trustee the amount of each Employer contribution payable to the Trust on behalf of Participants;

(c)to interpret the Plan with respect to the calculation of contributions on behalf of Participants (including determining Hours of Service, Compensation, and Years of Service and the allocation of Contributions pursuant to Section 4.4);

(d)to compute and certify to the Trustee the amount and forms of benefits payable to Participants or their Beneficiaries;

(e)to direct disbursements by the Trustee from the Trust;

(f)to establish and communicate a funding policy to the Trustee and any Investment Manager appointed pursuant to Section 7.3(b) which will enable it to comply with the provisions of the Plan.

(g)to make and publish rules for the administration of the Plan as are not inconsistent with the provisions of the Plan and the policies established by the Committee or Trustee in those areas where the Committee or Trustee has exclusive responsibility;

(h)to assist the Company in complying with the reporting and disclosure requirements of ERISA, including (but not limited to) preparing for filing by the Company annual reports with the applicable government agencies, furnishing summary annual reports to Participants, and assisting the Trustee in the preparation of any tax returns required for the Trust and tax reporting forms required in connection with distributions to Participants; and

(i)to do all other things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers and duties are specifically set forth in the Plan; provided, however, that such powers and duties shall not infringe upon any power, duty or responsibility specifically reserved to the Committee.

7.3Powers and Duties of the Committee. The Committee shall have all the powers, duties and responsibilities necessary to administer the Plan (other than powers, duties and responsibilities specifically reserved to the Administrator) including, without limitation, the following:

(a)to direct the Trustee, in accordance with Article IX, as to the establishment of investment funds and the investment of the Plan assets held in the investment funds, and to establish rules or procedures regarding the terms and conditions under which Participants may select among the investment funds;

(b)to appoint one or more “Investment Manager(s)” (as defined in ERISA Section 3(38));

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(c)to employ or engage such agents and Employees, investment counsel, legal counsel and accountants, and to procure or obtain such supplies and services as the Committee may require in carrying out the provisions of this Plan;

(d)to make and publish rules for the administration of the Plan as are not inconsistent with the provisions of the Plan and the policies established by the Administrator or Trustee in those areas where the Administrator or Trustee has exclusive responsibility;

(e)from time to time advise and consult with the Administrator with respect to its exercise of the powers and duties delegated to it pursuant to Section 7.2;

(f)from time to time advise and consult with the Company with respect to its exercise of the powers and duties reserved to it pursuant to the terms of the Plan;

(g)at least annually, to report to the Participants with respect to such matters as the Committee deems appropriate regarding the administration and investments of the Plan or the performance of its duties and responsibilities under the Plan;

(h)to establish a claims review procedure, and to review and decide all appeals of benefit claim denials or other decisions rendered by the Administrator pursuant to Sections 7.2(a) and 13.3, and

(i)to interpret the Plan (except to the extent such power is specifically reserved to the Administrator) and the Trust Agreement; and any such interpretation shall, to the extent permitted by ERISA Section 502(a), be binding upon the Administrator, the Company, the Trustee, all active, inactive, former, retired or terminated Participants, their Beneficiaries, the successors, assigns, heirs and personal representatives of all of them, and every other person directly or indirectly interested in the Plan.

7.4Discretion of the Administrator and the Committee.  Subject to Article VII and the allocation of duties under the Plan, the Administrator and the Committee shall have, as provided in Section 7.2 and 7.3 respectively, the sole and absolute discretion to construe and interpret the provisions of the Plan, and any issue arising out of, relating to, or resulting from the administration or operation of the Plan. Any interpretation and/or construction by the Administrator and/or the Committee shall be final and binding on all parties (including, without limitation, any Participating Employer, Participant, Beneficiary or their successors or assigns). When making a determination or calculation, the Administrator and/or the Committee shall, in their sole and absolute discretion, be entitled to rely upon information furnished by the

Participating Employer, third party administrators, vendors, Participants, Beneficiaries, or other persons.

7.5Reallocation or Delegation of Responsibility. The Administrator and, by a unanimous vote of all Members, the Committee may agree to reallocate among them any of the duties, powers or responsibilities initially allocated to either of them under the terms of the Plan. The Administrator or the Committee may delegate to any other person or persons (including, but not limited to, one or more designated Members) the authority to discharge or carry out their duties, powers or responsibilities. Any such reallocation or designation must comply with ERISA Section 404(a)(l).

7.6Committee Appointment and Governance.

(a)Establishment and Indemnification. The Administrator has established the Committee to discharge some of the duties of the Administrator under the Plan. The Committee and each of its members shall be indemnified by the Employer to the extent set forth in Section 15.2.

(b)Appointment. The Committee shall consist of four (4) members (each a “Member”). In accordance with this Section 7.6, the Company shall appoint two

(2) Members, Member A, and Member B and the Participants shall elect two

(2) Members, Member C and Member D. (Members A, B, C and D shall collectively be referred to as the “Members”.)

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Member A shall serve as the Chair of the Committee. Only Employees shall be eligible to serve as Members of the Committee.

(c)Participant Elections of Member C and Member D. Only Participants who are Employees shall be eligible to vote. For purposes of electing Member C, each Participant shall be entitled to cast one vote. For purposes of electing Member D, each Participant shall be entitled to cast votes equal to the number of dollars credited to his or her Account, calculated as of the last day of the Plan Year preceding the date of the election.

(d)Resignation, Vacancies and Removal. Any Member may resign at any time by giving written notice of his or her resignation to the Company and the other Members.

(i)A vacancy with respect to Member A or Member B shall be filled in accordance with paragraph (b) above. A vacancy with respect to Member C or Member D shall be filled in accordance with paragraph (e) below.

(ii)Members A and B shall serve as Members until they resign or are removed by the Company. The Company may remove Member A or B at any time for any reason by filing written notice of such removal with the Committee.

(iii)The initial term of Member C shall be two (2) years, thereafter, Member C shall serve for a period of four (4) years. Member D shall serve for a period of four (4) years. Prior to the expiration of their respective terms, Member C and Member D may be removed upon the written petition of a majority of the Participants then entitled to elect a successor Member C or Member D as provided in paragraph (c) and (e), which removal shall be effective as of the seventh (7th) day following the certification of the results of the election of the successor.

(iv)In the case of any petition for the removal of Member C or Member D, the petition for removal shall be presented to the Committee. The effectiveness of the petition, the persons entitled to sign their names thereon and the number of votes entitled to be cast by Participants shall be determined by the non- affected Members in accordance with paragraph (e) below. Any Participant or Member may examine the petition and request a review of such determination within five (5) days thereof. Such review shall be made by a majority vote of the non-affected Members.

(e)Election Procedures. In the event of the death, incapacity, removal, resignation or upon the expiration of the term of service of Member C or Member D, his or her successor shall be elected under the following procedure:

(i)The non-affected Members shall certify the effectiveness of any resignation or petition for the removal of such Member, or the incapacity, death or expiration of the term of service of the Member. The Committee shall thereupon give notice that a vacancy exists in the office of such Member by prominently posting written notice thereof at places customarily used by the Company for employer-employee notices. Any Participant eligible to vote in the election of the Member may place a name in nomination by notifying the Committee in writing within ten (10) days of the date on which such notice is posted. At the expiration of such ten (10) day period, the Committee shall prepare a ballot in such form as it shall deem appropriate containing the names of each person who has been nominated and who has indicated to the Committee his or her willingness to serve as a Member; provided, however, that the Committee shall not place on the ballot the name of any person who is prohibited from serving under ERISA Section 411 or any other provision of applicable law or of the Plan or the Trust Agreement. The Committee may require any individual who desires to serve as a Member to furnish such information as it may reasonably require in order to satisfy the requisites of the preceding sentence.

(ii)The Committee shall distribute the ballots to those Participants eligible to vote either by personal delivery, by electronic mail to the Participant’s work-related electronic mail address, or by first class mail addressed to the Participant’s last known address. The ballot shall include a statement stating the location where ballots will be received and the deadline for casting ballots. The deadline shall be a date selected by the Committee which falls not less than ten (10) nor more than fifteen (15) days after the date of distribution. In the case of ballots distributed by electronic mail, distribution shall be deemed to occur when the ballots are transmitted via electronic mail. In the case of ballots distributed by mail, distribution shall be deemed to occur on the date of mailing. A ballot shall be deemed to be cast on the date and at the time of its actual receipt by the Committee in the manner and at the location designated on the ballot.

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(iii)Votes shall be credited in the manner specified in paragraph

(f)above. The candidate receiving the largest number of votes cast shall be the winner. There shall be no runoff except in the case of a tie vote. Votes may be cast only for candidates whose names appear on the ballot. Votes for any write-in candidate shall be disregarded.

(iv)In the event that elections for the office of Member C and Member D are being held concurrently, an individual may be a candidate for both offices. In the event that such an individual receives the largest number of votes cast for both offices, the individual shall be deemed to be elected to serve as Member D and the candidate for Member C who received the next highest number of votes shall be deemed elected to serve as Member C.

(v)The non-affected Members shall certify to the remaining Member(s) the results of such election, as soon as is reasonably possible thereafter, and the successor Member(s) shall commences serving seven (7) days after such certification is received.

(g)Committee Voting. Any action of the Committee shall be determined by vote or other affirmative expression of a majority of its Members. However, no Member shall vote on any question in which he or she has any direct or indirect interest, unless such direct or indirect interest results merely from his or her being a Participant in the Plan and is not materially different from the interest that other Participants in the Plan have in the question. In the event that any vote shall result in a tie, such tie shall be broken by the decision of Member A.

(h)Amendment Restrictions. Without the written consent of both Members C and D, the Company (1) shall have no power to amend or modify the provisions of this Section 7.6 or Section 7.3 or 7.4, and (2) shall not cause or permit account balances maintained under this Plan to be transferred to or merged with any other plan, program, fund or arrangement (whether or not tax-qualified) of the Company or any related company, unless the portion of the successor plan that consists of the transferred or merged accounts is subject to restrictions that are identical (except for appropriate Section numbering and cross-reference changes) to those imposed by this Section 7.6.

7.7Domestic Relations Orders.

(a)Definitions.

(i)Alternate Payee. “Alternate Payee” means any Spouse, former Spouse, child or other dependent (within the meaning of Code Section 152) of a Participant who is recognized by a Domestic Relations Order as having a right to receive any immediate or deferred payment of all or a portion of the balance credited to a Participant’s Account under the Plan.

(ii)Domestic Relations Order or Order. “Domestic Relations Order” or “Order” means any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations laws (including community property laws), child support, alimony payments or marital property rights to an Alternate Payee.

(iii)Qualified Domestic Relations Order. “Qualified Domestic Relations Order” means any Domestic Relations Order that meets the following requirements:

(A)such Order establishes (or otherwise recognizes the existence of) the right of an Alternate Payee to receive all or a portion of the vested balance credited to a Participant’s Account under the Plan;

(B)such Order specifies (1) the name and last known mailing address of the Participant, (2) the name and last known mailing address of each Alternate Payee covered by such Order, (3) the amount or percentage of the Participant’s vested account balance under the Plan payable to each such Alternate Payee or the manner in which such amount or percentage is to be calculated, and (4) any other requirement set forth in ERISA Section 206(d)(3) or Code Section 414(p); and

(C)such Order does not require the Plan to (1) provide any type or form of benefit or option not otherwise available to the Participant under the Plan,

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(1)provide increased benefits not otherwise payable to the Participant under the Plan, or

(2)pay benefits to an Alternate Payee which are required to be paid to another Alternate Payee pursuant to any Qualified Domestic Relations Orders previously issued with respect to the Participant’s Account under the Plan.

(b)Notification. Upon receipt of a Domestic Relations Order, the Administrator shall promptly notify the affected Participant and each Alternate Payee of the receipt of such Order and the procedures established by the Administrator for determining whether such Order satisfies the requirements for recognition as a Qualified Domestic Relations Order. Such notice shall also advise such Participant and Alternate Payee of his or her right to designate a representative to receive communications from the Administrator concerning the disposition of the Domestic Relations Order. Within a reasonable time after providing such notification, the Administrator shall, pursuant to such procedures, determine whether or not the Order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee (or his or her representative) of such determination.

(c)Procedures. The Administrator shall establish reasonable procedures for determining the qualified status of Domestic Relations Orders and for effecting distributions pursuant to all such Orders which are determined to be Qualified Domestic Relations Orders.

(d)Payment.

(i)During the period in which the qualified status of a Domestic Relations Order is pending, the Administrator shall defer the payment of all Plan benefits affecting the Participant which are in dispute and shall separately account for all amounts which would otherwise be payable to the Alternate Payee (the “Segregated Amounts”) during such period were the Order determined to be a Qualified Domestic Relations Order.

(ii)If the Administrator determines, within eighteen (18) months after the date the first payment to the Alternate Payee would otherwise be required to be made pursuant to the terms of the Order, that such Order is a Qualified Domestic Relations Order, then the Administrator shall establish a separate Account to hold the Segregated Amounts (including any Earnings thereon) on behalf of such Alternate Payee and such Alternate Payee shall then be treated as a Participant for purposes of such Account. To the extent such Qualified Domestic Relations Order provides for the payment of the entire balance of the Segregated Amounts (including any Earnings thereon) to the Alternate Payee prior to the Participant’s Severance Date, then the Administrator shall make such payment in accordance with such Order, even though the affected Participant’s Severance Date has not occurred. Such payment shall be made as if the Participant’s Severance Date occurred on the date on which benefits are to enter pay status under the Order. Notwithstanding the foregoing, payment to the Alternate Payee shall not be deferred beyond the date distribution to the Participant or (in the event of death) his or her Beneficiary is made or commenced.

(iii)If the Administrator determines, within such eighteen (18) month period under paragraph (ii) above, that such Order is not a Qualified Domestic Relations Order, or if the qualified status of such Order cannot be determined prior to the expiration of such eighteen (18) month period, then the Administrator shall authorize the payment of the Segregated Amounts (including any Earnings thereon) to the individual or individuals who would have been entitled to receive such Segregated Amounts under the Plan had the Order not been issued. If such individual is the Participant, then the previously Segregated Amounts shall remain part of the Trust and shall not be distributed until the Participant becomes entitled to benefits under the Plan in accordance with the provisions of Article VI or any applicable Appendix. Should there be a subsequent determination that the Order is in fact a Qualified Domestic Relations Order, then such determination shall be applied on a prospective basis only.

(e)Hold Procedures. Notwithstanding any contrary Plan provision, prior to the receipt of a Domestic Relations Order, the Administrator may, place a hold (as defined below) upon such portion of a Participant’s Account, at such time and for such reasonable period of time as the Administrator may determine, if the Administrator receives notice that (1) a Domestic Relations Order is being sought by the Participant, his or her Spouse, former Spouse, child or other dependent (within the meaning of Code Section 152), and (2) the Participant’s Account is likely to be a source of payment under such Order. For purposes of this paragraph, a “hold” means that no withdrawals, loans or other distributions may be made with respect to a Participant’s Account. The Administrator shall notify a Participant if a hold is placed upon his or her Account pursuant to this paragraph.

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ARTICLE VIII.

LEAVES OF ABSENCE AND TRANSFERS

8.1Military Leave of Absence. An Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), shall, for all purposes of the Plan, be considered as having been in the employment of the Employer, with the time of the Participant’s service in the military credited to his or her service under the Plan; provided, however, that upon such Employee being discharged from the military service of the United States, the Employee must apply for reemployment with the Employer and take all other necessary action to be entitled to, and to be otherwise eligible for, re-employment rights, as provided by USERRA or any similar law from time to time in force. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Further notwithstanding any provision of this Plan to the contrary, if a Participant dies while performing “qualified military service,” to the extent required by Code Section 401(a)(37), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment with an Employer immediately prior to his death and then terminated employment on account of death.

8.2Other Leaves of Absence. For all purposes of this Plan, an Employee on an Employer-approved leave of absence not described in Section 8.1 shall be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave.

8.3Transfers.

(a)In the event that:

(i)a Participant is transferred to-employment with an Employer that is not a Participating Employer, or to employment with an Employer in a status other than as an Eligible Employee;

(ii)an individual is transferred from employment with an Employer that is not a Participating Employer or from other employment;

(iii)an individual is transferred from service with the Employer in a status other than as an Eligible Employee to employment with the Employer as an Eligible Employee; or

(iv)an individual was employed by an Employer that is not a Participating Employer, terminated his or her employment and was subsequently employed by the Employer as an Eligible Employee;

(b)then the following provisions shall apply:

(i)transfer to employment with: (A) an Employer that is not a Participating Employer or (B) the Employer not as an Eligible Employee, shall not be considered termination of employment with the Employer, and such transferred individual shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

(ii)any employment with an Employer which is not a Participating Employer or with the Employer not as an Eligible Employee will be deemed to be employment by the Employer;

(iii)no amounts earned from an Employer at a time when it is not a Participating Employer or from the Employer not as an Employee shall constitute Compensation hereunder;

(iv)no service for an Employer at a time when such individual was not an Employee shall be counted for purposes of eligibility and vesting hereunder, unless agreed to by the Company or required pursuant

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to a closing agreement entered into by the Employer and the Internal Revenue Service;

(v)termination of employment with an Employer which is not a Participating Employer by an individual entitled to benefits under this Plan (other than to transfer to employment with another Employer) shall be considered as termination of employment with the Employer; and

(vi)all other terms and provisions of this Plan shall fully apply to such individual and to any benefits to which he or she may be entitled hereunder.

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ARTICLE IX.

TRUST PROVISIONS

The Administrator may at any time select and appoint a Trustee to hold all or a portion of the assets of the Trust, and the Company shall, on its behalf and on behalf of all Participating Employers, enter into a Trust Agreement.

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ARTICLE X.

FEES AND EXPENSES

All reasonable fees and expenses of the Administrator, the Committee and/or the

Trustee incurred in the performance of their duties hereunder or under the Trust shall be charged against Participants’ Accounts in such manner as the Trustee reasonably determines, unless the Employer elects to pay such fees and expenses.

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ARTICLE XI.

AMENDMENT, TERMINATION OR MERGER

11.1Amendment.

(a)The Company shall have full power and authority to amend the provisions of the Plan, subject to Section 7.6(g), for any reason, at any time, either prospectively or retroactively, to such extent and in such manner as the Company shall deem advisable, in accordance with its normally established procedures. The Company may delegate such power, subject to Section 7.6(g), in whole or in part, to one or more committees (comprised of officers or other managerial personnel of the Employer) to whom administrative responsibilities may be delegated under the Plan.

(b)The Board delegates to the Committee or any individual or committee appointed by the Administrator the full power and authority to adopt and to provide a certificate evidencing the execution of any amendment to the Plan, subject to Section 7.6(g), which satisfies one of the following requirements:

(i)the amendment is designed to clarify any provision of the Plan;

with applicable law;

(ii)the amendment is designed to bring the Plan into compliance

(iii)the amendment is designed to ensure the continued tax- qualified status of the Plan; or

(iv)the amendment does not have a significant financial impact on the Employer.

(c)An amendment shall become effective, in accordance with its terms as to all Participants and all other persons having or claiming an interest under the Plan, upon the effective date specified in the instrument evidencing such amendment. However, no such amendment shall operate to:   (i) cause any part of the Trust to revert to or be recoverable by the Employer or to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries (or for defraying the reasonable administrative expenses of the Plan); (ii) reduce the then outstanding balances in the Accounts of Participants; (iii) cause or effect any discrimination in favor of Highly Compensated Employees; (iv) change the duties, responsibilities or liabilities of the Trustee hereunder without the written consent of such Trustee; or (v) affect, reduce or eliminate any benefits which are protected benefits pursuant to Code Section 411(d)(6).

11.2Termination. The Company may terminate this Plan at any time for any reason by resolution adopted by the Board, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates (other than for defraying the reasonable administrative expenses of the Plan), nor revert to the Employer, nor may any change be made to a previously allocated contribution other than to correct a contribution that was improperly allocated. Upon termination or partial termination of the Plan or complete discontinuance of Employer Contributions under the Plan, the Accounts of each affected Participant shall be nonforfeitable. The Administrator shall distribute each Participant’s Accounts to the Participant pursuant to Sections 6.8 through 6.11 as soon as administratively feasible after the termination (to the extent such distribution is permitted under applicable law).

11.3Merger.

(a)The Board delegates to the Administrator, or any individual or committee appointed by the Administrator the full power and authority, subject to Section 7.6(g), to effect from time to time, upon such terms and conditions deemed appropriate, the merger of any and all tax-qualified defined contribution plans and related tax-exempt trusts maintained by entities acquired by the Company into the Plan and Trust and to take any and all such action, and

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prepare, execute, and deliver all such documents as may be necessary or advisable to effect any and all such plan and trust mergers.

(b)Except as otherwise provided in Section 7.6(g), nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Code Section 401(a) or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including without limitation any tax or other information necessary for the Participants or persons administering the plan which is receiving such assets. The terms of such merger, consolidation or transfer must be such that (if the Plan had then terminated), the requirements of this Article would be satisfied and each Participant (or, if applicable, his or her Beneficiary) would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer. Notwithstanding any provision in this Plan to the contrary, any amounts transferred to the Plan as a result of such merger, consolidation or transfer shall, to the extent the benefits accrued under the transferor plan are protected benefits under Code Section 411(d)(6) (“Protected Benefits”), be preserved under this Plan, and shall not in any way be affected, reduced or eliminated by Plan amendment, other than as legally required or permitted.

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ARTICLE XII.

ADOPTION OF PLAN BY RELATED ENTITIES

12.1Adoption of the Plan. An Employer may become a Participating Employer with the approval of the Company.

12.2Withdrawal. A Participating Employer may withdraw from the Plan at any time for any reason by giving advance written notice of its intention to withdraw to the Company and to the Administrator. Upon receipt of such withdrawal notice, the Trustee shall set aside from the Trust such cash, securities and other property as it shall deem to be equal in value to the Participating Employer’s equitable share. If the Plan is to be terminated with respect to the Participating Employer, then the amount set aside shall be administered according to Article IX and the Trust Agreement. If the Plan is not to be terminated with respect to the Participating Employer, then the Trustee shall turn over the Participating Employer’s equitable share to a trustee designated by the Participating Employer, and the cash, securities and other property shall thereafter be held and invested as a separate trust of the Participating Employer and shall be used and applied according to the terms of a new trust agreement between the Participating Employer and the trustee so designated. Neither the segregation of the Trust assets upon the withdrawal of a Participating Employer nor the execution of a new trust agreement shall operate to permit any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries (or for defraying the reasonable administrative expenses of the Plan).

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ARTICLE XIII.

CLAIMS PROCEDURE

13.1Right to File Claim. Every Participant or Beneficiary shall be entitled to file with the Administrator a written claim for benefits under the Plan.

13.2Denial of Claim.

(a)If the claim is denied by the Administrator, in whole or in part, the claimant shall be furnished within ninety (90) days after the Administrator’s receipt of the claim (or within one hundred eighty (180) days after such receipt if special circumstances require an extension of time) a written notice of denial of such claim containing the following:

(i)specific reason or reasons for denial;

(ii)specific reference to pertinent Plan provisions on which the denial is based;

(iii)a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

(iv)an explanation of the claims review procedure, including a statement of the claimant’s right to bring a civil action under ERISA following an adverse benefit determination on review.

(b)If written notice of the denial of such claim is not furnished within the time period prescribed under paragraph (a), then the claim shall be deemed denied.

13.3Claim Review Procedure.

(a)Review may be requested at any time within sixty (60) days following the date the claimant received written notice of the denial of his or her claim. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to act on his or her behalf. The Administrator (or the Committee for claims relating to the Employer Mandatory Contributions Account, the Pension Plan Account or the FaAA Plan Account) shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

(i)provide the claimant, free of charge, reasonable access to, and copies of documents that are pertinent to the claim; and

(ii)permit the claimant to submit to the Administrator (or, if applicable, the Committee) issues and comments in writing.

(b)The decision on review by the Administrator (or, if applicable, the Committee) shall be in writing and shall be issued within sixty (60) days following receipt of the request for review. The period for decision may, however, be extended up to one hundred twenty (120) days after such receipt if the Administrator (or, if applicable, the Committee) determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Administrator (or, if applicable, the Committee) is based, the claimant’s right to receive upon request and free of charge reasonable access to, and copies of all documents pertinent to his claims; and the claimant’s right to bring an action under ERlSA.

(c)If the decision on review by the Administrator (or, if applicable, the Committee) is not furnished within the time period prescribed under paragraph (b), then the claim shall be deemed denied on review.

13.4Claims Procedure for Disability Benefits from the Merged Exponent, Inc. Employee Pension Plan. Notwithstanding the above, a Participant claim for Disability benefits attributable to the Account balances merged into the Plan from the Exponent, Inc. Employee Pension Plan shall be administered in conformance with the claims procedures for disability benefits set forth in Section 2560.503-1 of the Department of Labor Regulations.

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ARTICLE XIV.

TOP-HEAVY PROVISIONS

14.1Purpose. This Article is intended to insure that the Plan complies with Code Section 416. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Article shall supersede any conflicting provision in the Plan.

14.2Definitions. For purposes of this Article, the following definitions shall apply:

(a)Determination Date. “Determination Date” means for any Plan

Year, the last day of the preceding Plan Year.

(b)Determination Period. “Determination Period” means the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

(c)Key Employee. “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, “annual compensation” means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d)Non-Key Employee. “Non-Key Employee” means any Employee who is not a Key Employee, including Employees who are former Key Employees.

(e)Permissive Aggregation Group. “Permissive Aggregation Group” means the Required Aggregation Group of plans, plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(f)Required Aggregation Group. “Required Aggregation Group”

means:

(g)each tax-qualified plan of the Employer in which at least one

(i)Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated); and

(ii)any other tax-qualified plan of the Employer which enables a plan described in paragraph (i) above to meet the requirements of Code

Section 401(a)(4) or 410.

(h)Top-Heavy Plan. “Top-Heavy Plan” means this Plan, if for any Plan Year any of the following conditions exists:

(i)the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(ii)this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); or

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(iii)this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

(i)Top-Heavy Ratio. “Top-Heavy Ratio” means:

(i)if the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five (5) year period ending on the Determination Date(s)), and the denominator of which is the sum of Account balances (including any part of any Account balance distributed in the five (5)-year period ending on the Determination Date(s)), both computed in accordance with Code Section 416. Both the numerator and denominator of the Top- Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

(ii)if the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with paragraph

(iii)above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five (5)-year period ending on the Determination Date.

(iv)for purposes of paragraphs (i) and (ii) above, the value of Account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the five (5)-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416. When aggregating plans, the value of Account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(j)Valuation Date. “Valuation Date” means the last day of the Plan Year, as of which Account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

14.3Determination of Present Values and Amounts. This Section 14.3 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(a)Distributions during Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code

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Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(b)Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account

14.4Minimum Allocation.

(a)Except as otherwise provided in paragraphs (b) and (c) below, in any Plan Year that the Plan is Top-Heavy, Employer Contributions (other than Salary Deferral Contributions and Employer Matching Contributions included in the ADP and ACP tests described in Sections 5.5 and 5.7) allocated to the Accounts of each Participant who is a Non-Key Employee, shall be not less than the lesser of (i) three percent (3%) of the Non-Key Employee’s Section 415 Compensation, or (ii) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code

Section 401, the largest percentage of Contributions and forfeitures (if applicable), as a percentage of the first Two Hundred Thousand Dollars ($200,000) (as adjusted for cost- of-living increases in accordance with Code Section 401(a)(17)(B)) of Section 415 Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation shall be determined without regard to any Social Security contribution. This minimum contribution shall be made even though, under other provisions of the Plan, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the Plan Year because of (i) the Participant’s failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan) or (ii) Section 415 Compensation less than a stated amount.

(b)The provisions in paragraph (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(c)The provisions in paragraph (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer.

(d)The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

(e)Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Employer Matching

Contributions under the Plan or if applicable, another plan of the Employer that provides the minimum contribution requirement. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Employer Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

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ARTICLE XV.

MISCELLANEOUS

15.1Legal or Equitable Action. If any legal or equitable action with respect to the Plan is brought by or maintained against any individual, and the results of such action are adverse to that individual, attorney’s fees and all other direct and indirect expenses and costs incurred by the Participating Employer, the Administrator, the Committee, or the Trust of defending or bringing such action shall be charged against the interest, if any, of such individual under the Plan.

15.2Indemnification. Each Participating Employer indemnifies and holds harmless any of its Employees, officers and directors who may be fiduciaries of the Plan, and the Administrator and each member of the Committee, from and against any and all direct and indirect liabilities, demands, claims, losses, taxes, costs, and expenses, including reasonable attorney’s fees, arising out of, relating to, or resulting from any action, inaction or conduct in their official capacity in the administration of this Plan or Trust, or in their defense if a Participating Employer fails to provide such defense; provided, however, that the Administrator or the Member shall not be indemnified and held harmless if his or her action, inaction or conduct arises out of, related to, or results from his or her gross negligence or willful misconduct, or otherwise is in willful violation of the law. The indemnification provisions of this Section shall not relieve any fiduciary from any liability such individual may have under ERISA for breach of a fiduciary duty. Each Participating Employer may purchase insurance to satisfy its obligations under this Section 15.2.

15.3No Enlargement of Plan Rights. Each individual agrees, as a condition of participation in this Plan, that he or she shall look solely to the assets of the Trust for the payment of any benefit under the Plan.

15.4No Enlargement of Employment Rights. Nothing appearing in or done pursuant to the Plan shall be construed to give any individual a legal or equitable right or interest in the assets of the Trust or distribution therefrom (except as expressly provided in the Plan), nor against any Participating Employer (except as expressly provided herein), or to create or modify any contract of employment between a Participating Employer and any Employee or to obligate a Participating Employer to continue the services of any Employee.

15.5Interpretation. The headings contained in this Plan or in an

Appendix hereto, and in the table of contents to the Plan are for reference purposes only, and shall not affect in any way the meaning or interpretation of the Plan. Any capitalized term used in any Appendix hereto, but not otherwise defined therein, shall have the meaning assigned to such term in the Plan. The masculine pronoun shall include the feminine pronoun or the singular the plural, where the context so indicates.

15.6Governing Law. This Plan shall be construed, administered and governed in all respects in accordance with ERISA, the Code and other pertinent Federal laws and, to the extent not preempted by ERISA, in accordance with the laws of the State of California (irrespective of the choice of law principles of the State of California as to all matters); provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a tax-qualified plan and related tax-exempt trust under Code Sections 401(a) and 501(a), respectively.

15.7Non-Alienation of Benefits. None of the benefits, payments, proceeds or claims of any Participant under the Plan shall be subject to any claim or any creditor of any Participant, and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Participant, nor shall any Participant have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which he or she is or may be entitled to receive from the Plan, other than:

(a)federal tax levies and executions on federal tax judgments;

(b)payments made from the Accounts of a Participant in satisfaction of the rights of Alternate Payees pursuant to a Qualified Domestic Relations Order under Section 7.7;

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(c)enforcement of any security interests or offset rights applicable to the Account of a Participant pursuant to the loan provisions of Section 6.18; or

(d)any offset of a Participant’s Account under the Plan against an amount the Participant is ordered to pay due to a judgment or settlement described in Code Section 401(a)(13)(C).

15.8No Reversion. Notwithstanding any contrary provision of the Plan (except as provided in Section 5.4), no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or reasonable administrative expenses of the Plan, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries. However, upon the Company’s request, the Trustee shall return the appropriate amount to a Participating Employer under any of the following circumstances:

(a)the amount was all or part of an Employer Contribution which was made as a result of a mistake of fact and the amount contributed is returned to the Participating Employer within one (1) year after the date of the mistaken payment; or

(b)the amount was all or part of an Employer Contribution which was conditioned on its deductibility under Code Section 404 and this condition is not satisfied, and the amount is returned to the Participating Employer within one (1) year after the date on which the deduction was disallowed; provided, however, any such excess amounts shall be reduced to the extent there are negative Earnings attributable thereto.

15.9Conflict. In the event of any conflict between the respective provisions of the Plan and the Trust Agreement relating to the rights, obligations and duties of the Trustee, then the applicable provisions of the Trust Agreement shall control. In all other cases, in the event of any conflict between the Plan and the terms of any contract or agreement issued hereunder or with respect hereto, the Plan shall control.

15.10Severability. If any provision of the Plan, or the application thereof to any individual or circumstance, is deemed invalid or unenforceable by a court of competent jurisdiction, then the remainder of the Plan, or the application of such term or provision to individuals or circumstances other than those as to whom it is held invalid or unenforceable, shall not be affected thereby, and each provision of the Plan shall be valid and enforceable to the fullest extent permitted by law.

15.11Conditional Restatement. This Plan is restated on the express condition that it shall be considered by the Internal Revenue Service as continuing to qualify under Code Sections 401(a), 401(k), 401(m) and 501(a). In the event that the Internal Revenue Service determines that the Plan does not continue to qualify under the Code, then the restatement of the Plan shall be of no force or effect.

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APPENDIX A

GUIDELINES FOR ANNUITY FORMS OF DISTRIBUTION

The provisions of this Appendix A are intended to set forth the guidelines for providing annuities as a form of distribution under the Plan. Annuities shall only be offered to certain Participants (or Surviving Spouses or Beneficiaries thereof, as applicable) to the extent required to comply with Code Section 411(d)(6), as more specifically detailed in the subsequent Appendices.

A.1.Definitions.

For purposes of applying the provisions of the subsequent Appendices (unless specified otherwise), as applicable, the following definitions shall be in effect:

(a)Annuity Contract. “Annuity Contract” means a paid-up, non-transferable annuity contract issued by an insurance company qualified to do business in the State of California.  Any annuity benefits to which a Participant (or his or her Surviving Spouse or Beneficiary) is entitled under the Plan shall be provided under an Annuity Contract purchased by the Administrator with the balance credited to the Participant’s Account at the time of such purchase. The amount of such benefit shall be determined in accordance with the annuity purchase rates in effect at the time for the Annuity Contract. The purchase of the Annuity Contract shall be effected immediately prior to the date benefits are to commence under the Plan, and the purchased Annuity Contract shall be distributed to the Participant as soon as administratively feasible.

(b)Annuity Starting Date. “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all the events have occurred which entitle the Participant (or his or her Surviving Spouse or Beneficiary, as applicable) to such benefit.

(c)Qualified Joint and Survivor Annuity. “Qualified Joint and Survivor Annuity” means an annuity for the life of the Participant with a survivor annuity for the remaining life of the Surviving Spouse (or, to the extent provided in a subsequent Appendix, the Beneficiary) equal to a specified percentage of the annuity payable during the joint lives of the Participant and his or her Spouse (or to the extent provided in a subsequent Appendix, the Beneficiary). Such annuity shall be the actuarial equivalent of the balance credited to the Participant’s Account at the time the Annuity Contract is purchased.

(d)Qualified Preretirement Survivor Annuity. “Qualified Preretirement Survivor Annuity” means an annuity for the life of the Surviving Spouse of a Participant who dies before his or her Annuity Starting Date which is the actuarial equivalent of the balance credited to the Participant’s Account at the time the Annuity Contract is purchased.

(e)Required Beginning Date. “Required Beginning Date” shall have the meaning assigned to such term in Section 6.12(a).

(f)Normal Retirement Age. “Normal Retirement Age” shall mean the age specified in Section 2.28.

(g)Straight Life Annuity. “Straight Life Annuity” means an annuity payable for the life of the Participant which is the actuarial equivalent of the balance credited to the Participant’s Account at the time the Annuity Contract is purchased.

A.2.Qualified Joint and Survivor Annuity.

(a)Written Explanation. If the balance credited to the Participant’s Account at the time distribution is to commence exceeds Five Thousand Dollars ($5,000) (as prescribed in Sections 6.8(b) and (c)), then the Administrator shall furnish to the Participant and his or her Spouse a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, including the circumstances under which it will be provided. In addition, if the

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Qualified Joint and Survivor Annuity is the automatic form of distribution, then the written explanation shall also include: (i) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

(ii)the rights of the Spouse with respect to such election, including the Spouse’s right to limit his or her consent to a specific Beneficiary or a specific form of benefit; and (iii) the right to revoke an election and the effect of such a revocation. The Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than thirty (30) days and no more than one hundred eighty (180) days before the Annuity Starting Date.

(b)Request for Additional Information. After the written explanation of the Qualified Joint and Survivor Annuity is given, a Participant or his or her Spouse may make a written request for additional information. Upon receipt of the written request for additional information, the Administrator shall provide a written explanation in nontechnical language which will explain the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Participant’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Joint and Survivor Annuity. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant and his/her Spouse within thirty (30) days after the date of the written request. The Administrator need not comply with more than one such request by a Participant or his or her Spouse.

(c)Election to Waive Qualified Joint and Survivor Annuity. An election to waive the Qualified Joint and Survivor Annuity shall only be required if such form of distribution is the automatic form, as specified in the subsequent Appendices. Accordingly, to the extent applicable, an election to waive the Qualified Joint and Survivor Annuity may not be made by the Participant (and if the Participant is married on his or her Annuity Starting Date, the Participant’s Spouse (or, if either the Participant or the Spouse has died, the survivor)) before the date he or she is provided with notice of the ability to waive the Qualified Joint and Survivor Annuity. A Participant’s (and, if applicable, his or her Spouse’s) election to waive the Qualified Joint and Survivor Annuity can be made during the one hundred eighty (180)-day period ending on the Annuity Starting Date. Spousal consent shall be in the form and manner prescribed in Section A.4(c).

A.3.Qualified Preretirement Survivor Annuity.

(a)Written Explanation. The Administrator shall furnish to the Participant a written explanation of the following: (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, including the circumstances under which it will be provided; (ii) the Participant’s right to make, and the effect of, an election to waive the Qualified Preretirement Survivor Annuity; (iii) the rights of the Spouse with respect to such election, including the Spouse’s right to limit his or her consent only to a specific Beneficiary; and (iv) the right to make, and the effect of a revocation of an existing election. The Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant within the applicable period. The applicable period for a Participant is whichever of the following periods ends last:

(i)the period beginning one (1) year before the date the individual becomes a Participant and ending one (1) year after such date; or

(ii)the period beginning one (1) year before the date the Participant’s Spouse is first entitled to a Qualified Preretirement Survivor Annuity and ending one

(1) year after such date.

If such notice is given before the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), then an additional notice shall be given within such period. If a Participant ceases to be an Employee before attaining age thirty-five (35), then an additional notice shall be given within the period beginning one (1) year before the date the Participant ceases to be an Employee and ending one (1) year after such date.

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(b)Request for Additional Information. After the written explanation of the Qualified Preretirement Survivor Annuity is given, a Participant or his or her Spouse may make a written request for additional information. Upon receipt of a timely request for additional information, the Administrator shall provide a written explanation in nontechnical language which will explain the terms and conditions of the Qualified Preretirement Survivor Annuity and the financial effect upon the Spouse’s benefit (in terms of dollars per benefit payment) of electing not to have benefits distributed in accordance with the Qualified Preretirement Survivor Annuity. The written explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant or his or her Spouse within thirty (30) days from the date of the written request. The Administrator need not comply with more than one such request by a Participant or his or her Spouse.

(c)Election to Waive Qualified Preretirement Survivor Annuity.  An election to waive the Qualified Preretirement Survivor Annuity may not be made by the Participant before the date he or she is provided with the notice of the ability to waive the Qualified Preretirement Survivor Annuity.  A Participant’s election to waive the Qualified Preretirement Survivor Annuity which is made before the first day of the Plan Year in which he or she reaches age thirty-five (35) shall become invalid on such date. However, an election made by a Participant after he or she ceases to be an Employee will not become invalid on the first day of the Plan Year in which he or she reaches age thirty- five (35) with respect to death benefits payable from his or her Account.

A.4.Election of Optional Forms of Benefit.

(a)Written Explanation. If the balance credited to the Participant’s Account at the time distribution is to commence is in excess of Five Thousand Dollars ($5,000) (as prescribed in Sections 6.8(b) and (c)), then the Administrator shall furnish to the Participant and his or her Spouse a written explanation of the optional forms of retirement benefit provided under the Plan, including (without limitation): (i) the material features and relative values of each automatic and optional form, in a manner which complies with the notice requirements of Code Section 417(a)(3)), and (ii) the right of the Participant and his or her Spouse to defer distribution until the benefit is no longer immediately distributable.

(b)Election. The Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than thirty

(30) days and no more than one hundred eighty (180) days before the Annuity Starting Date. In addition, if the Qualified Joint and Survivor Annuity is the automatic form of distribution and if the Participant should, after having received the written explanation of the Qualified Joint and Survivor Annuity, affirmatively elect a form of distribution other than the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity, then the election shall be valid only if the consent requirements of paragraph

(c)below are met.

(c)Consent. If the Qualified Joint and Survivor Annuity is the automatic form of distribution, as specified in any of the subsequent Appendices, then the following consent provisions are applicable:

(i)Requirement of Consent. Any benefit which is immediately distributable or payable in a form other than a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity requires the written consent of the Participant and his other Spouse prior to distribution. Spousal consent will not be required if the Participant establishes to the satisfaction of the Administrator that the consent of the Spouse cannot be obtained because there is no Spouse or the Spouse cannot be located. Neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415.  A benefit is immediately distributable if any part of the benefit could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) Normal Retirement Age or, if later, age sixty-two (62).

(ii)Form of Consent. The consent of the Participant and, if applicable his or her Spouse must be made in writing and witnessed by a Plan representative or notary public. In the event the Spouse elects to waive the Qualified Joint and Survivor Annuity and/or Qualified Preretirement Survivor Annuity, then the Spouse shall have the right to limit such consent only to a specific Beneficiary or a specific form of distribution. The Spouse can relinquish one or both of those rights. The Spouse’s consent must acknowledge the effect of the waiver, including: (A) the Spouse had the right to limit his or her consent only to a specific Beneficiary or, if applicable, to a specific form of benefit; (B)

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the Spouse voluntarily relinquished one or both of those rights; and (C) the Spouse understands the effect such consent has upon the benefits which would otherwise be payable to him or her under the automatic forms of benefit in effect under the Plan. Unless the consent of the Spouse expressly permits designations by the Participant without a requirement of further consent by that Spouse, the Spouse’s consent shall be limited to the form of benefit, if applicable, and the Beneficiary or Beneficiaries named in the election. A Spouse’s consent shall not be valid with respect to any other Spouse. A Participant may revoke the prior election without his or her Spouse’s consent. However, any new election to receive a distribution in any form other than in an automatic form, as specified in the subsequent Appendices, as applicable, shall require spousal consent unless the Spouse’s consent expressly permits such election by the Participant without further consent by that Spouse. The Spouse’s consent may be revoked at any time within the Participant’s election period.

(iii)Timing of Consent. The consent of the Participant or his or her Spouse to a benefit which is immediately distributable must not be made before the date the Participant and his or her Spouse are provided with the notice of the ability to defer the distribution and the explanation of the optional benefit forms. Not less than thirty (30) days nor more than one hundred eighty (180) days prior to the date specified for distribution, the Participant (and, if applicable, his or her Spouse) shall be provided with written information relating to his or her right to defer such distribution in accordance with the guidelines set forth in this Appendix.

A.5.Special Payment Date.  The Participant may elect an Annuity Starting Date which is less than thirty (30) days after the written explanation under Sections A.2 and A.3 is furnished to the Participant and his or her Spouse, provided the following requirements are met: (i) the Administrator provides information to the Participant clearly indicating that the Participant has a right to at least a thirty (30)-day period in which to consider whether to waive the Qualified Joint and Survivor Annuity and consent to another form of distribution; (ii) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period beginning with the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; (iii) the Annuity Starting Date must be a date after the date that the explanation is provided to the Participant, but may be a date before the date that an affirmative distribution election is made by the Participant; and (iv) the distribution must not actually commence before the expiration of the foregoing seven (7)-day period.

A.6.Spousal Consent. All distributions from Plan Accounts that may be made pursuant to one or more of the distributable events in Sections 6.9 through 6.19 and the applicable Appendices are subject to the Spousal Consent requirements contained in Code Sections 411(a)(11) and 417.

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APPENDIX B

FORM OF BENEFIT DISTRIBUTIONS FOR PARTICIPANTS COMMENCING PARTICIPATION BEFORE JANUARY 2, 1999

The provisions of this Appendix B shall apply only to those Participants who had an Account under the Plan before January 2, 1999, and shall, as supplemented by Article VI and Appendix A, govern all distributions made to those Participants (or their Surviving Spouses or Beneficiaries) from any Account maintained on their behalf under the Plan, whether before, on, or after January 2, 1999. Except for such Participants and Participants specified in the subsequent Appendices, no other Participants (or Surviving Spouses or Beneficiaries thereof) who begin participating in the Plan after January 1, 1999, shall be entitled to any of the benefit distribution forms provided under this Appendix B.

B.1.Automatic Form of Distribution. The automatic form of distribution for any Participant (or his or her Surviving Spouse or Beneficiaries) who had an Account under the Plan before January 2, 1999 (other than as set forth in the subsequent Appendices) shall be a single lump sum payment.

B.2.Optional Forms of Distribution. In lieu of the automatic form of distribution provided under Section B.1 above, the Participant may, subject to certain of the requirements of Sections A.2 through A.4, elect to receive the benefit distribution in any of the following optional forms:

(a)Qualified Joint and 50% Survivor Annuity for any Participant and his or her Beneficiary;

(b)Qualified Joint and 75% Survivor Annuity for any Participant and his or her Beneficiary;

(c)Qualified Joint and 100% Survivor Annuity for any Participant and his or her Beneficiary; or

(d)an Annuity Contract providing for a series of periodic cash payments over a period certain of either five (5), ten (10) or fifteen (15) years, as specified, that does not extend beyond the Participant’s Life Expectancy; provided, however, if the Participant dies before the expiration of the period certain, payments shall continue for such period to the Participant’s Beneficiary.

For purposes of this Appendix B, “Life Expectancy” shall not be re-calculated after the date that payment first commences.

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APPENDIX C

MERGER OF PERFORMANCE TECHNOLOGIES, INC. SAVINGS PLAN

The Performance Technologies, Incorporated Savings Plan (the “PTI Plan”) was merged with and into the Exponent, Inc. 401(k) Savings Plan (the “Exponent Plan”), effective on or about May 1, 1999 (the “Merger Date”). The merger of the PTI Plan and the Exponent Plan was effected in accordance with the following provisions:

C.1.Transfer of Account Balances. The outstanding account balances under the PTI Plan were transferred to the Exponent Plan through a direct transfer from the trust for the PTI Plan to the Trust for the Exponent Plan, effected on the Merger Date.

C.2.Amount of Account Balance. The account balance credited to each individual under the PTI Plan immediately prior to the Merger Date was credited to the Account maintained for such individual under the Exponent Plan immediately after the Merger Date. Accordingly, the Account balance maintained under the Exponent Plan for each individual who was a participant in the PTI Plan on the Merger Date was, immediately after the Merger Date, credited with a dollar amount equal to that individual’s account balance under the PTI Plan immediately prior to the Merger Date.

C.3.Investment of Account Balance. The account balances transferred from the PTI Plan to the Exponent Plan were invested in accordance with each Participant’s new investment directive. In the absence of such directives, the transferred account balances were invested in such fund(s) as the Administrator deemed appropriate.

C.4.Service Credit. Each Participant in the Exponent Plan shall, for eligibility and vesting purposes under the Exponent Plan, be credited with all Service credited to such Participant for eligibility and vesting purposes under the PTI Plan immediately prior to the Merger Date.

C.5.Vesting. The matching and discretionary contributions made by PTI on behalf of participants who held account balances in the PTI Plan as of the Merger Date (“PTI Participants”), and who terminated employment with the Employer prior to December 31, 1998, shall be subject to the following vesting schedule:

Years of Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

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C.6.Protected Benefits. The terms and provisions of the Exponent Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any Account under the surviving Exponent Plan. The terms and provisions of the PTI Plan shall, as of the Merger Date, be extinguished and cease to have any force or effect.  However, any benefits accrued under the PTI Plan prior to the Merger Date shall, to the extent those benefits are protected benefits under Code

Section 411(d)(6) (the “Protected Benefits”), be preserved under the Exponent Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the PTI Plan with and into the Exponent Plan. The Protected Benefits for PTI Participants who held account balances in the PTI Plan as of the Merger Date shall include (without limitation) the following:

(a)The automatic form of benefit distribution for a PTI Participant who has a Spouse on, and does not die before, his or her Annuity Starting Date shall be a Qualified Joint and 50% Survivor Annuity with installment refund.

(b)The automatic form of benefit distribution for a PTI Participant who has a Spouse on, and dies before, his or her Annuity Starting Date shall be a Qualified Preretirement Survivor Annuity with installment refund. The Surviving Spouse may elect to have such benefit commence at any time prior to the date the Participant would have attained age seventy and one-half (70½) and may also elect to receive the actuarial equivalent of such benefit in any of the optional forms specified in this Section. If the Spouse dies before commencement of the benefit distribution, the Spouse’s Beneficiary shall receive the benefit distribution.

(c)The automatic form of benefit distribution for any Participant who is not married on, and does not die before, his or her Annuity Starting Date is a Straight Life Annuity with installment refund.

(d)The automatic form of benefit distribution for any unmarried Participant who dies before his or her Annuity Starting Date is a single lump sum payment to the PTI Participant’s Beneficiary.

(e)In addition to the optional forms of benefit distributions specified in Section B.2 of Appendix B, the following optional forms of benefit distributions shall be offered to each PTI Participant on his or her Beneficiary, if applicable; provided, however, option (ix) is not available to any Beneficiary:

(i)Straight Life Annuity;

(ii)Straight Life Annuity with a period certain of five (5) years;

(iii)Straight Life Annuity with a period certain of ten (10) years;

(iv)Straight Life Annuity with a period certain of fifteen (15) years;

(v)Straight Life Annuity with an installment refund;

(vi)Qualified Joint and 50% Survivor Annuity for any Participant and his or her Beneficiary with installment refund;

(vii)Qualified Joint and 100% Survivor Annuity for any Participant and his or her Beneficiary with installment refund;

(viii)an Annuity Contract for any fixed period of whole months which is not less than sixty (60) and does not exceed the Joint and Last Survivor Life Expectancy of the Participant and his or her Beneficiary; provided, however, that the Joint and Last Survivor Life Expectancy shall not be recalculated;

(ix)a series of substantially-equal annual installments with any balance outstanding at the Participant’s death payable to his or her Beneficiary in a single lump sum (if the Participant elects this option he or

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she may later elect any other option available hereunder);

(x)a single lump sum; or

(xi)a Qualified Joint and 75% Survivor Annuity for any Participant and his or her Beneficiary with installment refund.

(f)For purposes of determining when a PTI Participant is eligible for “Early Retirement,” “Early Retirement” means the first day of the month after the PTI Participant elects Early Retirement, ceases to be an Employee, and has attained age fifty- five (55).

(g)For purposes of defining “Disability” under the Exponent Plan, “Disability” means that a PTI Participant is disabled as a result of sickness or injury to the extent that he or she is prevented from engaging in any substantial gainful activity, and is eligible for and receives a disability under Title II of the Federal Social Security Act.

(h)For purposes of defining “Spouse” or “Surviving Spouse” under the Exponent Plan, “Spouse” or “Surviving Spouse” means the spouse or surviving spouse who has been continuously married to the Participant throughout the one (1)-year period ending on the date of the Participant’s death; provided, however, that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order, as described in Section 7.7.

(i)“Joint and Last Survivor Life Expectancy” means the joint and last survivor life expectancy calculated for the Participant and his or her Spouse or Beneficiary in accordance with the expected return multiples in Table VI of Regulation Section 1.72-9. Unless otherwise elected by the Participant (or, if applicable, his or her Spouse) prior to the time the distribution of benefits is required to begin under the Plan, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (and his or her Spouse or Beneficiary, if applicable) and shall apply to all subsequent years. However, the life expectancy of a non-spouse Beneficiary shall not be recalculated

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APPENDIX D

MERGER OF THE EXPONENT, INC. EMPLOYEE PENSION PLAN

The Exponent, Inc. Employee Pension Plan (the “Pension Plan”) was merged with and into the Exponent, Inc. 401(k) Savings Plan (the “Exponent Plan”), effective on or about May 1, 1999 (the “Merger Date”). The merger of the Pension Plan and the Exponent Plan was effected in accordance with the following provisions:

D.1.Transfer of Account Balances. The outstanding account balances under the Pension Plan were transferred to the Exponent Plan through a direct transfer from the trust for the Pension Plan to the Trust for the Exponent Plan, effected on the Merger Date.

D.2.Amount of Account Balance. The account balance credited to each individual under the Pension Plan (“Pension Participant”) immediately prior to the Merger Date was credited to the Account maintained for such individual under the Exponent Plan immediately after the Merger Date. Accordingly, the Account maintained under the Exponent Plan for each individual who was a Pension Participant on the Merger Date was, immediately after the Merger Date, credited with a dollar amount equal to that individual’s account balance under the Pension Plan immediately prior to the Merger Date.

D.3.Investment of Account Balance. The account balances transferred from the Pension Plan to the Exponent Plan were invested in accordance with each Participant’s new investment directive. In the absence of such directives, the transferred account balances were invested in such fund(s) as the Administrator deems appropriate.

D.4.Service Credit. Each Participant in the Exponent Plan shall, for eligibility and vesting purposes under the Exponent Plan, be credited with all Service credited to such Participant for eligibility and vesting purposes under the Pension Plan immediately prior to the Merger Date.

D.5.Protected Benefits. The terms and provisions of the Exponent Plan shall govern the rights, benefits and entitlements of all Participants and any other individuals who have an interest in any Account under the surviving Exponent Plan. The terms and provisions of the Pension Plan shall, as of the Merger Date, be extinguished and cease to have any force or effect. However, any benefits accrued under the Pension Plan prior to the Merger Date shall, to the extent those benefits are protected benefits under Code Section 411(d)(6) (the “Protected Benefits”), be preserved under the Exponent Plan and shall not in any way be affected, reduced or eliminated as a result of the merger of the Pension Plan with and into the Exponent Plan. The Protected Benefits for Pension Participants who held account balances in the Pension Plan as of the Merger Date shall include (without limitation) the following:

(a)The automatic form of benefit distribution for a Pension Participant who has a Spouse on, and does not die before, his or her Annuity Starting Date shall be a Qualified Joint and 50% Survivor Annuity;

(b)The automatic form of benefit distribution for a Pension Participant who has a Spouse on, and dies before, his or her Annuity Starting Date shall be a Qualified Preretirement Survivor Annuity. The Surviving Spouse may elect to have such benefit commence at any time prior to the date the Participant would have attained age seventy and one-half (70½) and may also elect to receive the actuarial equivalent of such benefit in any of the optional forms as specified in this Section;

(c)The automatic form of benefit distribution for any Participant who is not married on, and does not die before, his or her Annuity Starting is a Straight Life Annuity; and

(d)In addition to the optional forms of benefit distributions specified in Section B.2, the following optional form of benefit distribution shall be offered to Pension Participants:

(i)a single lump sum payment;

(ii)an Annuity Contract payable in substantially-equal annual payments over the life of the Participant;

(iii)an Annuity Contract payable in substantially-equal annual payments over the life of

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the Participant and his or her Beneficiary;

(iv)an Annuity Contract payable in substantially-equal annual payments which shall not exceed the Life Expectancy of the Participant;

(v)an Annuity Contract payable in substantially-equal annual payments which shall not exceed the Joint and Last Survivor Life Expectancy of the Participant and his or her Beneficiary;

(vi)a Qualified Joint and 100% Survivor Annuity (available only for a Participant who has a Spouse and does not die before his or her Annuity Starting Date); or

(vii)a Qualified Joint and 75% Survivor Annuity (available only for a Participant who has a Spouse and does not die before his or her Annuity Starting Date).

(e)For purposes of defining “Disability” under the Exponent Plan, “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. Disability shall be determined by the Administrator, after consideration of such evidence as it may require, including reports of such physician or physicians as it may designate.

D.6.FaAA Protected Benefits. Effective as of December 30, 1994, the FaAA Plan was merged with and into the Pension Plan. Therefore, in addition to those benefits described above, the following Protected Benefit exists for Participants who held account balances in the FaAA Plan as of the FaAA Merger Date (the “FaAA Participants”). The Administrator shall authorize, upon the request of a FaAA Participant, a withdrawal by such FaAA Participant of all or any part of his or her Account balance under the Exponent Plan that is attributable to the balance of such Account as a result of the merger of the FaAA Plan Voluntary Contribution Account into the Pension Plan, and subsequently, into the Exponent Plan.

D.7.In-Service Withdrawals Prohibited. Notwithstanding any provision of the Plan or any Appendices to the contrary, to the extent any distribution is otherwise permitted under the Plan prior to the Participant’s Normal Retirement, death, Disability, or severance from employment, and prior to the termination of the Plan, the Participant shall not receive a distribution until such time as the Participant incurs a distributable event with respect to his or her FaAA Plan Account and/or Pension Plan Account (and Earnings thereon) within the meaning of Code Section 414(1).

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